UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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MVB Financial Corp.
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Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

Notice of 2021 Annual Meeting of Shareholders
via Live Webcast	May 18, 2021
9:00 a.m. ET

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at ir.mvbbanking.com.

To the Shareholders:

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of MVB Financial Corp. (“MVB” or the “Company”) will be held via webcast this year at 9:00 a.m. EST on May 18, 2021. As we continue to monitor the status of the COVID-19 (coronavirus) pandemic, we have elected to conduct this year's Annual Meeting virtually once again, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.meetingcenter.io/263904663. You will not be able to attend the Annual Meeting in person. Although very unlikely, please be aware of the possibility that the date, time, or location of the Annual Meeting may change due to the COVID-19 pandemic based on MVB's facts and circumstances. This meeting is for the purposes of considering and voting upon the following proposals:

Items of Business
1	To elect the five director nominees named in the Proxy Statement.

2	To approve a non-binding advisory proposal on the compensation of the Named Executive Officers.

3	To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for 2021;

4	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Record Date
Only shareholders of record at the close of business on March 24, 2021 shall be entitled to notice of the meeting and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our principal executive office at 301 Virginia Avenue, Fairmont, WV 26554. The notice of Annual Meeting, proxy statement, proxy card, and other proxy materials are first being sent or made available to shareholders on or about April 5, 2021.

MVB Financial Corp. 2021 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held Virtually on May 18, 2021.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders on the Internet. Instead of receiving paper copies of our proxy materials in the mail, shareholders will receive a Notice of Internet Availability of Proxy Materials (“Notice”) which provides an internet website address where shareholders can access electronic copies of proxy materials and vote. This website also has instructions for voting by telephone and for requesting paper copies of the proxy materials and proxy card. The Company's 2021 proxy statement, proxy card and Annual Report for fiscal year 2020 are available online at www.edocumentview.com/MVBF. We encourage you to access and review such materials before voting.

Your vote is very important to us. Whether or not you expect to attend the Annual Meeting via webcast, we urge you to consider the proxy statement carefully and to promptly vote your shares.

Sincerely,

Larry F. Mazza
President & Chief Executive Officer

April 5, 2021

Your vote is important. Please vote.
www.mvbbanking.com

MVB Financial Corp. 2021 Proxy Statement

Proxy Statement Summary

This summary provides an overview of the Annual Meeting, the proposals that will be acted on, how to vote your shares, and information about our corporate governance and executive compensation program.

2021 Annual Meeting of Shareholders

via Live Webcast        May 18, 2021
                9:00 a.m. ET

The Record Date for the Annual Meeting is March 24, 2021. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting.

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of MVB Financial Corp. (“MVB” or the “Company”) will be held via webcast this year at 9:00 a.m. EST on May 18, 2021. As we continue to monitor the status of the COVID-19 (coronavirus) pandemic, we have elected to conduct this year's Annual Meeting virtually once again, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.meetingcenter.io/263904663. You will not be able to attend the Annual Meeting in person. Although very unlikely, please be aware of the possibility that the date, time, or location of the Annual Meeting may change due to the COVID-19 pandemic based on MVB's facts and circumstances.

Items of Business and Voting Recommendations

	Proposal	Recommendation of the Board	Page
1	To elect to the Board of Directors the five nominees presented by the Board.	FOR ALL of the nominees	57
2	To vote on an advisory resolution to approve executive compensation.	FOR	57
3	To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for 2021.	FOR	58

How to Vote

To vote online, visit www.investorvote.com/MVBF and enter the control number found in your Notice of Internet Availability of Proxy Materials. You may also vote prior to the Annual Meeting by mail or by phone. For more detailed information, see Voting Procedures beginning on page 64.

Your vote is important. Please vote.
www.mvbbanking.com

Corporate Governance Highlights

Our corporate governance structure fosters principled actions, informed and effective decision-making, and appropriate monitoring of compliance and performance. In December 2020, Nasdaq submitted a proposal to the SEC seeking approval of new listing requirements for board diversity. The proposed rule would require all companies listed on Nasdaq’s U.S. exchange to publicly disclose consistent, transparent diversity statistics regarding their board of directors. In addition to this, board refreshment is taking on greater significance. Management believes that MVB is very strong in these areas. Here are a few highlights:

–8 of 9 Directors are independent
–Separate Chairman and CEO roles
–3 of 9 Directors are diverse (two females and one self-identified Hispanic/Latino)
–3 Directors have prior public board experience
–Board as a whole has a wide range of expertise
–Balanced Director tenure with an average tenure of approximately 8 years
–Board composition is diverse in age, skills and experiences
–Independent Directors regularly meet without management present
–Annual Board review and self-evaluation
–Active shareholder engagement and communication
–Stock ownership requirements for Directors and executive officers
–Board responsibility for risk oversight
–Independent compensation consultant engaged

Board of Directors and Committees

	MVB Financial Corp.					MVB Bank, Inc.			Independent
	Audit	Finance	N&CG	HR & Comp	Risk	ALCO	Loan Approval	Loan Review
David B. Alvarez Chairman							X		X
W. Marston Becker		X	X	X					X
John W. Ebert	X	Chair	X						X
Gary A. LeDonne	X	X		Chair		X		X	X
Larry F. Mazza CEO						X	X	X
Kelly R. Nelson, MD			Chair	X	Chair		X		X
J. Christopher Pallotta	X					Chair	Chair	Chair	X
Anna Sainsbury			X	X	X				X
Cheryl D. Spielman	Chair	X			X				X

For a detailed discussion of our corporate governance and directors, please see the section entitled “Corporate Governance” and the section entitled “Directors.”

MVB Financial Corp. 2021 Proxy Statement

Executive Compensation Program Highlights
Our executive compensation program is designed to motivate and reward exceptional performance in a straightforward and effective way, while also recognizing the size, scope, and success of MVB’s business, avoiding excessive risk.
Consistent and Effective Program Design
We follow clear guiding principles in the design of the compensation program for our named executive officers and are committed to sound compensation policies and practices. The overall design of our compensation program and each of its three primary components have remained consistent year-over-year.
•Annual Base Salary
Fixed element of annual compensation

•Short-Term Incentives
Short-term cash incentive with variable payout opportunities based on operating results measured against annual performance goals

•Long-Term Incentives
Long-term equity incentives in the form of time-based and performance-based restricted stock units (“RSUs”) with multi-year vesting schedules
Aligned with Shareholder Interests and Company Performance
•Short-term incentive opportunities are capped and have challenging performance goals tied to key measures of overall company performance.

•Short-term incentives paid out at 160% of target for 2020.

•Performance-based RSUs vest based on MVB’s total shareholder return and return on assets relative to peer companies over a three-year performance period.

•In 2020, 2018 performance-based RSUs vested at maximum based on MVB’s performance relative to peer companies. Over the 3-year period, the average Return on Assets was 1.31% which was above the maximum performance level resulting in a payout of 150% of target. MVB’s Total Shareholder Return of 13.49% ranked at the 96th percentile resulting in a payout of 150% of targeted vested shares.

•Shareholders have an annual opportunity to cast an advisory say-on-pay vote and have indicated strong support in the past for our executive compensation program.

•96.89% of votes cast on the say-on-pay proposal at the 2020 Annual Meeting were voted in favor of the compensation paid to our named executive officers.
For a detailed discussion of our executive compensation program, please see the section entitled “Compensation Discussion and Analysis.”
Environmental, Social, and Governance (ESG) Highlights
Our Board of Directors has oversight responsibility for ESG and sustainability-related activities and receives reporting on these items. Management helps drive activities and provide strategic guidance and senior-level review on ESG.

For a detailed discussion of our ESG programs, please see the section entitled “ESG and Sustainability-Related Activities” on page 51.
www.mvbbanking.com

MVB Values and Culture

MVB’s purpose is to be “Trusted Partners on the Financial Frontier, Committed to Your Success.” We talk a lot about our core values of love, trust, commitment, being adaptive and showing teamwork. This section describes the values of MVB that guide our Team members in making their most important day-to-day decisions.

Values

Trust We are reliable and act with integrity. We can be counted on and count on others.

Commitment We take ownership of our responsibilities in support of MVB achieving its Purpose.

Respect, Love, and Caring We are respectful, considerate, and thoughtful towards our Team Members, clients, and community.

Teamwork We effectively and efficiently work with others to accomplish more.

Adaptive We easily respond to change in a productive way.

Strong Culture

Differentiators that set MVB apart include our continued commitment to our Culture Initiative, which began in 2018, and is still alive and well today, despite the global pandemic. Our Purpose, Values and Culture have been embedded into our daily life through communications, the performance process and talent acquisition to name a few. We have taken time to understand the needs of our Team Members by leveraging our Culture BluePrint Surveys, administered by The Pacific Institute, to understand areas of opportunity and to provide support and education necessary for Team Members to be successful.

MVB Financial Corp. 2021 Proxy Statement

Corporate Governance

This section describes MVB’s corporate governance framework and the role and structure of our Board.

Role of the Board of Directors

MVB’s Board of Directors oversees the CEO and other senior management in the competent and ethical operation of MVB on a day-to-day basis and assures that the long-term interests of shareholders are being served. To satisfy the Board of Director’s duties, directors are expected to take a proactive, focused approach to their positions to ensure that MVB is committed to business success through the maintenance of high standards of responsibility and ethics.

The Board of Directors believes that MVB’s governance structure fosters principled actions, informed and effective decision making, and appropriate monitoring of compliance and performance. MVB’s key governance documents are available at ir.mvbbanking.com/govdocs.

In the opinion of MVB’s Board of Directors, none of the Board of Directors, except for Director Mazza, has a relationship with MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them are or have for the past three years been Team Members of MVB, except for Director Mazza, and none of their immediate family members are or have for the past three years been executive officers of MVB or MVB Bank. In the opinion of MVB and its Board of Directors, the entire Board of Directors, except for Director Mazza, are “independent directors,” as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Since mid-2019, three new independent directors have joined the Board of Directors and the number of non-independent directors has been reduced to one, Director Mazza.

The Board of Directors of MVB had twelve (12) regularly scheduled meetings and eight (8) additional special project and strategic initiative meetings during 2020. In addition to this, daily meetings were held at the onset of the pandemic so Management could provide updates on the COVID-19 Response Plan that was implemented. On a regular basis, Director Mazza and members of the executive management team are excused from the meetings so the Board can hold an executive session to discuss matters privately. The Chair relays any action items to the CEO if necessary. All current directors attended 75% or more of the meetings held by the Board of Directors and committees thereof in which the director is a member, with an average total attendance record of 95%.

As can be seen from the corporate organizational chart below, all subsidiaries of MVB operate under the MVB holding company. As part of the governance structure, all subsidiary boards have representation from the holding company board, which increases awareness of the day to day operations of the subsidiaries.

www.mvbbanking.com

	Independent Directors on Subsidiary Boards						Independent
	Potomac Mortgage Group	MVB Insurance	Paladin Fraud	MVB CDC	Chartwell Compliance	MVB Technology
David B. Alvarez	X	X		X			X
W. Marston Becker							X
John W. Ebert				X			X
Gary A. LeDonne	X			X			X
Larry F. Mazza CEO	X	X	X	X	X	X
Kelly R. Nelson, MD			X		X		X
J. Christopher Pallotta					X		X
Anna Sainsbury			X				X
Cheryl D. Spielman					X		X

Board Committees

The Board of Directors has a standing Audit Committee, Finance Committee, Human Resources and Compensation Committee (the “HR and Compensation Committee”), Nominating and Corporate Governance Committee (the “Governance Committee”), and Risk and Compliance Committee. Also, at the bank level are the following committees: Asset & Liability Committee (“ALCO”), Loan Approval Committee and the Loan Review Committee.

The Board of Directors has determined that the Chair of each committee and all committee members are independent under applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules for committee memberships. Each committee operates under a written charter adopted by the Board of Directors. Charters for the Audit Committee, Committee, Governance Committee, HR and Compensation Committee, and Risk and Compliance Committee are available at ir.mvbbanking.com/govdocs.

Audit Committee

The purpose of the Audit Committee is to:

1.assist the Board of Directors in monitoring the integrity of the financial reporting process, systems of internal controls and financial statements and reports of MVB;
2.be directly responsible for the appointment, compensation and oversight of the independent auditor employed by MVB for the purpose of preparing or issuing an audit report or related work;
3.be responsible for the appointment, compensation and oversight of the internal auditor;
4.assist the Board of Directors in monitoring compliance by MVB with legal and regulatory requirements, including holding company, banking, mortgage and insurance regulations and the Sarbanes-Oxley Act of 2002;
5.oversee management corrective actions when such needs have been identified; and
6.oversee MVB’s whistleblower policy.

The Audit Committee meets with MVB's Chief Audit Executive, who oversees the internal audit function of MVB, and Dixon Hughes Goodman LLP, who is responsible for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their examinations of MVB Bank or MVB. The Chief Audit Executive engages Crowe, LLP to conduct outsourced audits of Information Technology and other selected audit areas requiring specialized expertise. During these meetings, members of management of MVB Bank or MVB, including CEO Mazza and CFO Robinson, may be asked to leave the room to provide comfort of questioners and responders.
MVB Financial Corp. 2021 Proxy Statement

The Audit Committee Charter was reviewed and approved by the Board of Directors on September 15, 2020. The Audit Committee met eleven (11) times in 2020.

Finance Committee

The purpose of the Finance Committee is to provide oversight and guidance regarding finance, capital, budget, mergers and acquisitions, and facilities matters and to make recommendations, as appropriate and warranted. The Finance Committee reviews MVB’s overall financial plan, balance sheet, and capital structure, and monitors the financial performance of the organization and its subsidiaries and business lines against approved budgets, long-term trends and industry benchmarks. The Finance Committee reports the results from these meetings to the Board of Directors. The Finance Committee also assists the Board of Directors in its review of the Company’s annual operational budget and annual capital budget. Lastly, the Finance Committee is tasked with oversight of the Company’s equity and other investments in fintech companies.

The Finance Committee Charter was reviewed and approved by the Board of Directors on March 10, 2020. The Finance Committee met seventeen (17) times in 2020.

Human Resources and Compensation Committee

The purpose of the Compensation Committee is to:

1.attend to all human resources issues that come before the Board of Directors;
2.review, recommend and evaluate CEO compensation;
3.conduct an annual CEO performance evaluation and goal setting process;
4.oversee senior management succession planning including CEO;
5.approve senior management salaries; and
6.establish Director compensation.

The Compensation Committee also is responsible for administration of all incentive plans. The Compensation Committee reports the results from these meetings to the Board of Directors.

None of the members of our Compensation Committee are, or have been, an officer or Team Member of MVB. During fiscal year 2020, no member of our Compensation Committee had any relationship with MVB requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serve as a director or compensation committee member of a company that has an executive officer serving on our Compensation Committee or our Board of Directors.

The Compensation Committee Charter was reviewed and approved by the Board of Directors on March 17, 2020. The Compensation Committee met nine (9) times in 2020.

Nominating and Corporate Governance Committee

The purpose of the Governance Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB and its subsidiaries by:

1.helping MVB to create and maintain an appropriate board and committee structure;
2.assessing the skills, experience, and backgrounds necessary to effectively staff MVB boards and committees;
3.overseeing the development and updating of governance for MVB;
4.overseeing the emergency succession plan for MVB;
5.leading MVB in periodic assessments of the operation of MVB boards and committees and the contributions of the members; and
6.monitoring the implementation of MVB governance policies and practices.

www.mvbbanking.com

The Governance Committee reports the results from these meetings to the Board of Directors. The Governance Committee Charter was reviewed and approved by the Board of Directors on March 17, 2020. The Governance Committee met nine (9) times in 2020.

Risk and Compliance Committee

The purpose of the Risk and Compliance Committee is to:

1.oversee MVB’s risk management program for effectiveness and ensure the Board incorporates the appropriate risk management processes in its work;
2.provide oversight for key banking regulations and compliance requirements, including MVB’s compliance with Bank Secrecy Act, Anti Money Laundering Program, and Office of Foreign Asset Control (“OFAC”) program;
3.ensure adherence to the Insider Borrowing Policy with all borrowings;
4.assist the Board in monitoring the Information Security Program and related activities;
5.oversee the fraud and identity risk management programs; and
6.review and evaluate the adequacy of the work performed by the various MVB compliance areas and ensure that they have adequate resources to fulfill their duties.

The Risk and Compliance Committee reports the results from these meetings to the Board of Directors. The Risk and Compliance Committee Charter was reviewed and approved by the Board of Directors on September 15, 2020. The Risk and Compliance Committee met eight (8) times in 2020.

Board Leadership Structure

The Bylaws of MVB currently provide for a Board of Directors composed of five (5) to twenty-five (25) members. The Board of Directors currently consists of nine (9) members.

Directors are elected by a plurality of the votes cast. Therefore, a vote withheld may not affect the outcome of the election. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each MVB shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate a number of votes equal to the number of directors multiplied by the number of shares owned, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

The MVB Articles of Incorporation provide for staggered terms for directors. The five individuals up for election at the Annual Meeting represent the nominees to the Board of Directors; three for a three-year term to expire in 2024, one for a two-year term to expire in 2023 and one for a one-year term to expire in 2022. Following the election of the five nominees referenced below, MVB will have three classes of directors consisting of three board members whose term expires in 2024, three board members whose term expires in 2023 and three board members whose term expires in 2022.

During 2019 and 2020, the Governance Committee reviewed the concept of moving to a declassified Board of Directors. While the Governance Committee, and ultimately the Board of Directors, recognized the value and is supportive of having a declassified Board of Directors, such a change would require an amendment to the MVB Articles of Incorporation. Furthermore, an amendment to the Articles of Incorporation for the purpose of declassifying the Board of Directors requires approval by a super majority of 75% of the outstanding shareholders. Over the past ten years, the highest amount of total votes cast by shareholders was 75.47% with the most recent three-year average of 70.96%.

MVB Financial Corp. 2021 Proxy Statement

MVB's shareholder base is primarily made up of non-institutional investors.

The Board of Directors has therefore concluded that, based on historical shareholder participation, a proposal to declassify the Board of Directors would likely not receive the required shareholder approval at this time. The Board of Directors has determined that making a recommendation at this time to declassify the Board of Directors would not be in good faith to the shareholders, given the Board of Director's belief that such recommendation would not be approved by the necessary number of shareholders. The Board of Directors will continue to evaluate and monitor the appropriateness of presenting a proposal to declassify the Board of Directors in future years. We believe that as our shareholder base transitions from our legacy retail shareholders to more institutional and mutual funds the voting percentage is likely to increase allowing us to bring declassification to a vote.

The Board Chair and President & CEO are two separate individuals. Throughout MVB’s history, this has been the leadership model. The CEO is responsible for the day-to-day operations and performance of MVB. The Board Chair is involved in presiding over board meetings, matters of governance, and corporate oversight. The Board Chair also focuses on monitoring the effectiveness of the CEO in implementing MVB’s corporate strategy and ensuring that the directors receive sufficient information, on a timely basis, to provide proper risk oversight. The Board of Directors believes the current separation of these roles helps to ensure good board governance and fosters independent oversight to protect the long-term interests of the Company's shareholders. In addition, the Board of Directors believes this separation is presently appropriate as it allows the CEO to focus primarily on leading the Company's day-to-day business and affairs while the Board Chair can focus on leading the Board of Directors in its consideration of strategic issues and monitoring corporate governance and shareholder matters.
www.mvbbanking.com

The entire Board is involved in overseeing risk associated with the Company’s operations. The committee structure of MVB’s Board is such that the Board committees are responsible for and review the areas of greatest risk to MVB. Each committee is chaired by an independent director. Members of management and other MVB staff members provide support to the respective Chairs of each committee in providing requested information necessary for each committee to provide appropriate risk oversight.

Annual Board and Committee Assessment

When analyzing whether directors and nominees have the qualifications, expertise, diversity and attributes to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance Committee seeks candidates who will add value to our Board of Directors by bringing varied skills, experience and perspective.

The Board of Directors conducts an annual board assessment including board member peer feedback. This information is used to identify areas of strength or areas that may require additional focus going forward. MVB also maintains a skills profile matrix that reflects the combined background of the current membership of its boards. This matrix is based on various focus areas of experience and expertise determined to be essential for appropriate strategic direction, advisory depth and oversight from all MVB Boards. The Governance Committee works with the boards and leadership of MVB to determine the level of experience or application in each focus area according to limited, basic, skilled and expert experience. Our Board of Directors has a strong mix of this criteria in areas most critical to MVB's success.

The number in each respective bar chart below represents the number of current directors with expert skills in the critical focus areas of our nine directors:

Business Management & Development

Senior-level managerial experience of a corporation or line of business, including leadership, operational, governance, strategic planning and business development responsibilities; talent management

9

Corporate / Board Leadership

Experience in corporate management and/or as chair or vice chair of a board of directors; experience in strategic planning, governance requirements, and talent management

9

Risk Management

Experience risk management and compliance oversight relevant to our corporate strategy as well as our fiduciary responsibilities

8

Financial & Banking

Leadership experience at a financial firm or management of the finance function of an enterprise, resulting in proficiency in complex management, capital allocation, and financial reporting; experience in banking industry

8

MVB Financial Corp. 2021 Proxy Statement

Health, Safety, & Social Responsibility

Managerial experience in the oversight of health, social, and environmental concerns in the business operations of corporations, including the wellbeing of employees and other stakeholders

7

Regulatory & Compliance

Expertise in managing governmental and regulatory matters that are relevant to our business operations and corporate strategy, expertise and experience in working within industries that are highly regulated

6

Lending

Experience in managing the process of structuring, negotiating terms, and obtaining loans knowledge of lending operations, underwriting, special assets, portfolio management

6

Fintech Industry

Experience as an executive in a company directly engaged in a business model focused on financial technologies or experience working with traditional standard financial institutions regarding deploying fintech processes, especially within the areas of payments, digital assets, and gaming

5

Board Independence & Balanced Tenure

Non-Independent 11%
Independent 89%

Average Tenure: ~ 8 years
3
1
2
3
0-3 Years
4-6 Years
7-9 Years
> 10 Years

Director Age

Average Age = 60

70 +
30 to 39
50 to 59
60 to 69

Board Diversity

22% Female & 11% Hispanic

Male
Female
Hispanic

Board Attendance

Average Attendance = 95%

www.mvbbanking.com

As MVB grows and our strategy evolves, so do the skills, qualifications, attributes and experiences necessary for our directors. As such, we believe that periodically refreshing our Board with new perspectives and ideas is critical to representing the interests of our shareholders effectively. At the same time, it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board. Our directors reflect a range of tenures, a balanced mix of ages, and a well-rounded range of attributes, viewpoints and experiences reflective of our business and needs. All members of the Board of Directors are successful business owners or organization leaders and have knowledge of the requirements to run such a successful business.

The Board of Directors does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board of Directors. Diversity is just one of many factors the Governance Committee considers in the identification and selection of director nominees. The Board defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills, and other personal attributes that can foster Board heterogeneity in order to encourage and maintain board effectiveness. While diversity and variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Governance Committee focuses on skills, expertise or background that would complement the existing Board. The majority of our directors are or have been residents of our primary markets - North Central West Virginia or Northern Virginia; however, with the expansion of our client base and sales footprint, we have added directors throughout the country. Our directors come from diverse backgrounds including the financial, industrial, professional, and information technology industries.

Audit Committee Financial Experts

The Board of Directors of MVB has designated Gary A. LeDonne and Cheryl D. Spielman as individuals who are considered to be audit committee financial experts. They have both been identified as meeting the guidelines set forth by Section 407 of the Sarbanes-Oxley Act of 2002 for an audit committee financial expert. The audit committee financial experts, along with all Audit Committee members, are independent as defined by applicable listing standards and guidelines.

Code of Ethics

The MVB Board of Directors has established a Code of Ethics for Senior Financial Officers that applies to our senior executive and financial officers, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We also maintain a Code of Conduct that governs all of our directors, officers and Team Members. A copy of the Code of Ethics for Senior Financial Officers and the Code of Conduct are available at ir.mvbbanking.com/govdocs. We will promptly disclose any future amendments to these codes on our website, as well as any waivers from these codes for executive officers and directors. Copies of these codes will also be available in print from our Corporate Secretary, without charge, upon request.

Transactions with Related Persons

MVB and MVB Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with their directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, all on substantially the same terms (including documentation, price, interest rates, and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. MVB’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features. All related-party loans require approval from the Board of Directors of MVB.

MVB Financial Corp. 2021 Proxy Statement

Attendance of Directors at Annual Meeting of Shareholders

MVB expects all of its directors to attend the Annual Meeting. All directors serving at that time attended the 2020 annual meeting of shareholders.

Communications with the Board

Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board of Directors may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable)), care of the Corporate Secretary, MVB Financial Corp., 301 Virginia Avenue, Fairmont, WV 26554. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board of Directors. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board of Directors (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board of Directors or, as appropriate, to the member(s) of the Board of Directors named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

www.mvbbanking.com

Directors

This section describes the experience and qualifications of our Board members and how they are compensated.

Directors

When analyzing whether directors and nominees have the qualifications, expertise, diversity and attributes to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance Committee seeks candidates who will add value to our Board of Directors, by, bringing varied skills, experience and perspective.

The Board of Directors conducts an annual board assessment including board member peer feedback. This information is used to identify areas of strength or areas that may require additional focus going forward. MVB also maintains a skills profile matrix that reflects the combined background of the current membership of its boards. This matrix is based on various focus areas of experience and expertise determined to be essential for appropriate strategic direction, advisory depth and oversight from all MVB Boards. The Governance Committee works with the boards and leadership of MVB to determine the level of experience or application in each focus area according to limited, basic, skilled and expert experience. Our Board of Directors have a strong mix of this criteria in areas most critical to MVB's success.

As MVB grows and our strategy evolves, so do the skills, qualifications, attributes and experiences necessary for our directors. As such, we believe that periodically refreshing our Board with new perspectives and ideas is critical to representing the interests of our shareholders effectively. At the same time, it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board. Our directors reflect a range of tenures, a balanced mix of ages, and a well-rounded range of attributes, viewpoints and experiences reflective of our business and needs.

Diversity is just one of many factors the Governance Committee considers in the identification and selection of director nominees. The Board defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills, and other personal attributes that can foster Board heterogeneity in order to encourage and maintain board effectiveness. While diversity and variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Governance Committee focuses on skills, expertise or background that would complement the existing Board. The majority of our directors are or have been residents of our primary markets - North Central West Virginia or Northern Virginia; however, with the expansion of our client base and sales footprint, we have added directors throughout the country. Our directors come from diverse backgrounds including the financial, industrial, professional, and information technology.

For reference, the Board of Directors believes that candidates for director should have certain minimum qualifications, including:

•Directors should be of the highest ethical character.
•Directors should have excellent personal and professional reputations.
•Directors should be accomplished in their professions or careers.
•Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.
•Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.
•Directors must be willing and able to expend the time to attend meetings of the Board of Directors and to serve on board committees.
MVB Financial Corp. 2021 Proxy Statement

•The Board of Directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.
•Directors must be acceptable to MVB's and MVB Bank's regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Financial Institutions and must not be under any legal restriction which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.
•Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law, the Bylaws of MVB and share ownership guidelines as established by MVB.
•Directors must be at least 21 years of age.

The Board of Directors reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

Our Board recognizes the importance of consistent, deliberate Board refreshment and succession planning to ensure that the directors possess a composite set of skills, experience and qualifications necessary for the Board to successfully establish and oversee management’s execution of the Company’s strategic priorities.

In addition, the Governance Committee identifies and evaluates nominees as follows: In the case of incumbent directors whose terms are set to expire, the Governance Committee considers the directors’ overall service to MVB or MVB Bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and MVB Bank. The Governance Committee also reviews the payment history of loans, if any, made to such directors by MVB Bank to ensure that the directors are not chronically delinquent and in default.

The Governance Committee considers whether any transactions between the directors and MVB Bank have been criticized by any banking regulatory agency or MVB Bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The Governance Committee also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law.

The Board of Directors will consider director candidates recommended by shareholders for nomination, provided that the recommendations are received at least 90 days prior to the anniversary of the previous year's annual meeting of shareholders. In addition, the procedures set forth below must be followed by shareholders for submitting nominations for directors to the shareholders. The Board of Directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

For new director candidates, the Governance Committee uses its network of contacts in MVB’s market area to compile a list of potential candidates. The Governance Committee then meets to discuss each candidate and whether he or she meets the criteria set forth above. The Governance Committee then discusses each candidate’s qualifications and chooses a candidate by majority vote.

Shareholder Nominations of Directors

MVB’s Bylaws provide that nominations for election to the Board of Directors must be made by a shareholder in writing delivered or mailed to the President of MVB not less than 90 days prior to the anniversary of the previous year's annual meeting of shareholders, provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary of the previous year's annual meeting, the nominations must be mailed or delivered to the President not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

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The notice of nomination must contain the following information, to the extent known:

•Name and address of proposed nominee(s);
•Principal occupation of nominee(s);
•Total shares to be voted for each nominee;
•Name and address of nominating shareholder; and
•Number of shares owned by nominating shareholder.

Nominations not made in accordance with these requirements may be disregarded by the Board and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the Annual Meeting are incumbent directors or directors of MVB subsidiaries and are included as nominees in this proxy statement upon the recommendation of the Governance Committee. No shareholder recommendations or nominations have been made for the election of directors at the 2021 Annual Meeting.

MVB Financial Corp. 2021 Proxy Statement

Nominees for Election

David B. Alvarez ( 3-year term)	MVB Chair and Director.
Mr. Alvarez, 57, a native West Virginian, is a recognized owner, business leader and established serial entrepreneur, who remains very active in development, industry and community work. He is invested in multiple service related companies, which have grown to be respected regional service providers for the natural gas industry.

He has been involved in the construction business throughout the North Eastern United States for more than 30 years. He has started and grown a number of successful companies that continue to benefit West Virginia, Southwestern Pennsylvania and Northern Virginia. As a Hispanic/Latino family founded business, Mr. Alvarez, was instrumental in successfully growing MEC Construction into a well-respected, minority owned company with a regional presence. Companies he has founded include Applied Construction Solutions, Energy Transportation, LLC, and Blue Mountain Equipment Corporation. He is a graduate of West Virginia University with a Bachelor of Science degree in Business Administration. He is actively engaged in various professional, educational, and philanthropic activities throughout West Virginia and the region, including serving as chairman on the West Virginia University Board of Governors. He is a member of the Richmond Federal Reserve Industry Round Table, the Medbrook Children’s Charity Board, and past member of the Harrison County Economic Development Corporation.

In 2008, Mr. Alvarez was honored by the U.S. Department of Justice Federal Bureau of Investigation as a recipient of the Director’s Community Leadership Award in recognition of his outstanding service to the local community and of enduring contributions to the advancement of justice. He also received an Achievement Award by the Small Business Administration in recognition of his entrepreneurial spirit and the successful completion of the SBA’s 8(a) Business Development Program and was named Business Leader of the Year by the WV News in January 2021.

He is chairman of the MVB Financial Corp, MVB Bank, Inc., and MVB Insurance Boards and serves as a Director of the MVB Community Development Corporation. Mr. Alvarez is being nominated as a Director because of his knowledge of MVB’s base markets, the construction and natural gas industries, and his community involvement.

Mr. Alvarez is currently Chair of the MVB Board of Directors and serves on the Loan Approval Committee of MVB Bank. He is also a Director of the MVB CDC board of directors and MVB Insurance board of directors. Mr. Alvarez is being nominated as a Director because of his knowledge of West Virginia markets, the construction and natural gas industries, and his community involvement.

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W. Marston Becker (2-year term)	MVB Director.
Mr. Becker, 68, is a seasoned executive with 35 years of experience including CEO and chairman leadership positions in insurance, reinsurance and insurance brokerage organizations in the U.S. and internationally, as well as insurance-related private equity, advisory and investment banking roles. Becker is immediate past Chairman of the Board of QBE Insurance Group (“QBE”), a top 15 global property and casualty insurer. He was appointed to the Board in 2013, became Chair in 2014 and served until March 2020. Mr. Becker served as President and CEO of Alterra Capital Holdings Limited (“Alterra”) and its predecessors from 2006 to 2013. Mr. Becker serves on a variety of corporate boards in the financial services, manufacturing and non-profit sectors: director of Axis Capital (NYSE: AXS), director of Encova Mutual Insurance in Columbus, Ohio; director of Amynta Group in New York City; director of Dorado Insurance in Hamilton, Bermuda; Advisory Board member of private equity funds American Securities, Cohesive Capital and Madison Dearborn Partners; director of The Mountain Companies of Parkersburg, West Virginia; member of the Board of Governors of West Virginia University; director of the West Virginia Chamber of Commerce; and current Chair of the Clay Center for the Arts and Sciences.
Mr. Becker currently serves on MVB's Finance, HR & Compensation and Nominating and Corporate Governance committees. Mr. Becker is being nominated as a Director because of his background in finance and mergers and acquisitions as well as his experience serving on the board of a public company.

John W. Ebert (3-year term)	MVB Director.
Mr. Ebert, 61, is President of J.W. Ebert Corporation, which owns 40 McDonald’s franchises in West Virginia, Pennsylvania, and Maryland. Mr. Ebert has more than 30 years of retail experience. He is the former Chairman of McDonald’s East Division Profit Team representing 5,000 restaurants. He is the former President of the Pittsburgh Region’s McDonald’s Owner/Operator Association. Mr. Ebert is a 1982 graduate of the University of Notre Dame with a Bachelor of Science degree in Accounting. He began his career as a Certified Public Accountant for a national accounting firm.
Mr. Ebert is currently Chair of MVB's Finance Committee and serves on the Audit and Nominating and Corporate Governance committees. He is also a Director of the MVB CDC board of directors. Mr. Ebert is being nominated as a Director because of his knowledge of the North Central West Virginia market, his educational background and his business proficiencies, which include the areas of budget, risk assessment, and human resources.

MVB Financial Corp. 2021 Proxy Statement

Kelly R. Nelson, MD (3-year term)	MVB Director.
Dr. Nelson, 61, is a physician in Bridgeport, WV and is currently employed by WVU Medicine as Coordinator of Provider Relations and Primary Care Provider. He spent the bulk of his career pioneering the Urgent Care sector and served as Senior Vice President for MedExpress managing their Occupational Medicine and Workman’s Compensation Programs for nearly a decade. He established and managed Medbrook Medical Associates for 25 years before it was acquired by MedExpress. He is extremely active in community organizations and is currently President and board member of the Medbrook Children’s Charity. He is a graduate of Auburn University with a Bachelor of Science degree in Biology and received his medical degree from the University of Alabama School of Medicine.
Dr. Nelson is currently Chair of the Nominating and Corporate Governance Committee and Chair of the Risk and Compliance Committee and serves on the HR and Compensation and Loan Approval Committees. He is also a Director of the Chartwell Compliance and Paladin Fraud board of directors. Dr. Nelson is being nominated as a Director due to his understanding of the medical community in North Central West Virginia, his educational and business insight, and his community activities throughout the region.

Anna J. Sainsbury (1-year term)	MVB Director.
Mrs. Sainsbury, 37, is Chairman and Founder at GeoGuard and GeoComply and has more than 10 years of experience in the eCommerce sector, working with regulators, operators and vendors throughout North America, Australia, Asia and Europe. Most recently, she developed and delivered a reliable geolocation solution for the expanding geolocation compliance and geofence markets. She is a member of the American Gaming Association Board of Directors.
Mrs. Sainsbury currently serves on the Nominating and Corporate Governance, Risk and Compliance and HR and Compensation Committees. She is also a Director of the Paladin Fraud LLC board of directors. She is being nominated as a Director because of her experience with startup and fintech companies.

There are no family relationships among the director nominees of MVB or MVB Bank.
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Directors Not Up For Election

Gary A. LeDonne	MVB Director.
Currently, Mr. LeDonne, 59, serves as Executive in Residence at the John Chambers College of Business & Economics of West Virginia University. Mr. LeDonne is a retired Partner of Ernst & Young LLP, retiring in 2014 as East Central Region Tax Managing Partner. Throughout his career with Ernst & Young LLP, Mr. LeDonne served many banking, insurance, and capital market clients. He has an extensive background in strategy development, succession planning, and talent management. Mr. LeDonne received his Bachelor of Science degree from Fairmont State University and his Master of Professional Accountancy degree from West Virginia University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the American Accounting Association. Mr. LeDonne currently serves as Past Chair of the Fairmont State University Foundation board of directors and is a member of the Visiting Committee of the John Chambers College of Business & Economics of West Virginia University.
Mr. LeDonne currently serves as Chair of MVB's Human Resources and Compensation Committee, as well as Chair of the MVB CDC board of directors and MVB Community Development Partners, Inc. board of directors and is a Director of the MVB Mortgage board of directors. He is also a member of MVB's Audit, Finance, Loan Review and ALCO committees. He is designated as an Audit Committee Financial Expert by the Board of Directors of MVB. Mr. LeDonne was previously nominated as a Director because of his extensive knowledge of the Mid-Atlantic region business community and his investment, financial, and accounting expertise.

MVB Financial Corp. 2021 Proxy Statement

Larry F. Mazza	President & Chief Executive Officer (“CEO”) and Director of MVB .
Mr. Mazza, 60, joined MVB in 2005 and became CEO on January 1, 2009. Mr. Mazza has 34 years of experience in the banking industry. He is a graduate of West Virginia University with a bachelor’s degree in Business Administration. He began his career as a Certified Public Accountant. Mr. Mazza worked for KPMG (or its predecessors) as a CPA with a focus on auditing, including audits of financial institutions. Prior to joining MVB in 2005, Mr. Mazza was Senior Vice President & Retail Banking Manager for BB&T Bank’s West Virginia North region. Mr. Mazza was employed by BB&T and its predecessors from 1986 to 2005. During such time, Mr. Mazza was President of Empire National Bank, where he was one of the youngest bank presidents and board members in the country, and later served as Regional President of One Valley Bank.
Mr. Mazza is one of seven members of the West Virginia Board of Banking and Financial Institutions, which oversees the operation of financial institutions throughout West Virginia and advises the state Commissioner of Financial Institutions. Mr. Mazza is also an entrepreneur and is co-owner of nationally-recognized sports media business Football Talk, LLC, which is a pro football website and content provider for NBC SportsTalk. The primary website is Profootballtalk.com.
Mr. Mazza serves as a Board Director for Fintech startup BillGO, a digital payment processor with innovative business-to-business platforms, headquartered in Fort Collins, Colorado. From 2007 to 2019, Mr. Mazza served as a board member for PDC Energy (PDCE), a Denver based oil and gas Nasdaq-listed company. He served on the Compensation Committee, was Chair of the Nomination & Governance Committee and member of the Audit Committee.
Mr. Mazza currently serves on the ALCO, Loan Approval, and Loan Review Committees of MVB Bank, and as a Board Director of the Chartwell Compliance, Paladin Fraud, MVB Insurance, Potomac Mortgage Group, Inc., MVB CDC and MVB Community Development Partners, Inc. Boards. In 2017, he became a National Association of Corporate Directors Board Leadership Fellow. The Board of Directors has concluded that Mr. Mazza is qualified to serve as Director and is being nominated due to his background as a CPA and a CEO. Mr. Mazza is viewed as a visionary leader executing a business model that integrates the fintech industry with traditional banking.

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J. Christopher Pallotta	MVB Founding Director.
Mr. Pallotta, 71, is Director and CEO of Bond Insurance Agency, Inc. and has been involved in the insurance and related securities businesses in the North Central West Virginia market area for more than 46 years. He was a member of the Advisory Board of Brickstreet Mutual (Encova) for the first ten years of their existence. As a lifelong resident, he is also the owner of other small businesses and is active in many community organizations in MVB’s market area. Mr. Pallotta is a graduate of Fairmont State University with a Bachelor of Science degree in Business Administration.
Mr. Pallotta is a Founding Director of MVB and currently serves as Chair of MVB's ALCO, Loan Approval, and Loan Review Committees. He is a member of MVB's Audit Committee and IT Steering Committee and Director of the Chartwell Compliance board of directors. He was previously Chairman of the Monongahela Valley Bank, Inc. Board. He was previously nominated as a Director because, as a founding director of MVB, Mr. Pallotta has extensive historical knowledge of MVB, its operations and its market area. In addition, his experience and expertise in the areas of insurance, securities, and risk-related fields also serve as an asset for MVB.

Cheryl D. Spielman	MVB Director.
Mrs. Spielman, 66, is a retired Partner from Ernst & Young U.S., LLP, retiring in 2015, where she led various groups from 1997 - 2015, serving as Leader of Human Capital for Financial Services for the last eight years there. From 1989 to 1996, she was an executive with the firm. She has been a personal consultant and advisor to CEOs in various industries, including financial services, consumer products and entertainment. She has a great deal of financial experience with an audit background. Upon retirement from Ernst & Young, she served on the board of directors of IPM, a privately held technology systems integration company, which sold in 2017. From 2017 to 2019, she served as a member of the board of directors of First Republic Bank (FRC), which is headquartered in California.
Previously, Mrs. Spielman was a tax professional at Arthur Young & Company. She is a trustee of the Cornell University Hillel Board and the Women’s Foundation of South Palm Beach County, and a board member of the Koby Mandel Foundation. Mrs. Spielman also serves on the Board of Governors and is Vice President of the Polo Club of Boca Raton, Fla. She earned a Bachelor of Science degree in 1977 from Cornell University and an M.B.A. in 1980 from the University of Chicago. She is also a Certified Public Accountant.
Mrs. Spielman is currently Chair of MVB's Audit Committee and serves on the Finance, Risk and Compliance, and Information Technology Steering Committees and Chartwell Compliance board of directors. She is designated as an Audit Committee Financial Expert by the Board of Directors of MVB. The Board of Directors has concluded that she is qualified to serve as Director and is being nominated due to her strong background and experience in accounting, client-focused global human resources and tax services, tax risk management and employment related issues.

There are no family relationships among the directors of MVB or MVB Bank.

MVB Financial Corp. 2021 Proxy Statement

Compensation of Directors

Effective July 1, 2020, the MVB Board of Directors approved a modification to the compensation for directors in which meeting fees would be replaced with meeting retainer fees as set forth below:

2020 Director Compensation
Board or Committee	Chair Retainer (Annual)	Member Retainer (Annual)

MVB Financial Corp.		$15,000
Chairman of the Board	$40,000
Audit Committee	$20,000	$3,500
Risk & Compliance Committee	$15,000	$2,500
HR & Compensation Committee	$15,000	$3,500
Nominating & Corporate Governance Committee	$12,500	$2,000
Finance Committee	$10,000	$3,000
IT Steering Committee	$—	$3,000

MVB Bank, Inc.		$12,000
ALCO	$5,000	$3,000
Loan Review Committee	$5,000	$1,500
Loan Approval Committee	$5,000	$4,500

Potomac Mortgage Group	$—	$1,500

MVB Community Development Corp./ MVB Community Development Partnership	$1,500	$1,500

Paladin Fraud	$—	$1,500

Chartwell Compliance	$—	$1,500

In addition, all non-employee directors are granted $75,000 worth of restricted stock units with a one-year time vesting schedule as an equity award.

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Director Compensation - Fiscal Year 2020

Director Name	Fees Earned or Paid in Cash	Stock Awards[1]	Total
David B. Alvarez	$80,950	$75,000	$155,950
W. Marston Becker	$18,709	$—	$18,709
James J. Cava, Jr. [2]	$48,950	$75,000	$123,950
John W. Ebert	$56,250	$75,000	$131,250
Daniel W. Holt [3]	$41,550	$75,000	$116,550
Gary A. LeDonne	$67,775	$75,000	$142,775
Dr. Kelly R. Nelson	$70,250	$75,000	$145,250
J. Christopher Pallotta	$66,000	$75,000	$141,000
Anna Sainsbury	$25,750	$—	$25,750
Cheryl D. Spielman	$64,675	$75,000	$139,675

1 Each director was granted Time-Vested RSUs on June 1, 2020 at a share price of $13.64 per share for 5,498 shares, which will be fully vested on June 1, 2021.

2 Director Cava retired from the Board on October 9, 2020.

3 Director Holt will retire from the Board on May 18, 2021.

Director Mazza’s board compensation is included in the Summary Compensation Table on page 45. H. Edward Dean, III also served as a director until June 30, 2020. His compensation is also included in the Summary Compensation Table on page 45.
MVB Financial Corp. 2021 Proxy Statement

Executive Officers

This section includes biographical information for MVB’s executive officers, other than Mr. Mazza.

Donald T. Robinson	Executive Vice President, Chief Financial Officer and Treasurer
Don Robinson, 46, Executive Vice President and Chief Financial Officer of MVB Financial Corp., has been with MVB Financial Corp. since 2011. Prior to becoming CFO, he was President and Chief Operating Officer of MVB Bank. Mr. Robinson started his career in public accounting with Arthur Andersen and was an audit manager in the Washington, D.C., office’s technology and emerging markets practice. After leaving Andersen, he joined a local West Virginia accounting firm and was the partner in charge of the audit practice. In 2005, he joined Linn Energy as the Chief Accounting Officer and was a key member during its 2006 IPO. Prior to joining MVB, Mr. Robinson was the commercial regional manager for Huntington Bank’s West Virginia region. He serves on the board of the Marc Bulger Foundation, Finance Committee of St. Francis Central Catholic School; is the founder and organizer of the Mon County Baseball Classic which benefits Stepping Stones; works with the WVSSAC on its Opioid Awareness Summit and Gamechanger Program; and is a member of Mon General Hospital’s Board of Directors.

John T. Schirripa	Executive Vice President & Chief Commercial Lending Officer
John Schirripa, 58, joined MVB in 2010 and currently serves as Executive Vice President and Chief Lending Officer. He oversees the Commercial Lending, Small Business Development and CORE banking areas. Mr. Schirripa chairs the Management Loan Committee, serves on the CEO’s Senior Leadership Team, and is also a member of the Management Loan Review Committee. He has over 35 years of experience in commercial banking including being a former Market President/Senior VP of Huntington National Bank and VP and Relationship Manager with Chase Bank. In his capacity as Chief Lending Officer he has overseen the development of industry leading loan administration, analysis and monitoring practices.

Mr. Schirripa obtained a BS in Finance at Fairmont State University where he serves as its Board of Governors’ Vice Chair and Chair of the Finance Committee. He is also a Board member of the MVB Community Development Corporation. Mr. Schirripa is a resident of Bridgeport, WV, and has served on a number of community Boards including United Health Foundation and Harrison County Chamber.

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Craig B. Greathouse	Executive Vice President & Chief People and Culture Officer
Craig “Brad” Greathouse, 49, joined MVB Financial Corp. in 2018 as Senior Vice President of Human Resources and has since been promoted to Executive Vice President, Chief People and Culture Officer. With more than 20 years of progressive leadership experience, he was previously employed by Mylan’s North America leadership team where he was responsible for overseeing employee engagement and labor relations, succession planning and talent development, as well as leading and supporting several business transformations and restructuring projects. Mr. Greathouse also spent more than 12 years at GE Aviation as an Executive Human Resources Leader. He has been involved in community service activities throughout his career. Mr. Greathouse was a community campaign chairman for the United Way of Monongalia and Preston Counties and served on its board of directors for nearly six years.

John C. Marion	Executive Vice President & Chief Risk Officer
John Marion, 53, joined MVB Financial Corp in July 2020 as Executive Vice President, Chief Risk Officer. He was former President at Comenity Bank; Board Advisor for ClearGage; serves on Downtown Visions Board; has experience working for an internationally-recognized accounting firm; and has over 20 years of banking and senior leadership experience across finance, risk management and public accounting,

At MVB, Mr. Marion is responsible for the full development and execution of an enterprise-wide risk management (ERM) program and associated activities. Mr. Marion and his team ensure appropriate and effective risk management is occurring at all levels and functional areas within MVB, including all of its subsidiaries. He previously served as President of Comenity Bank, overseeing the operations of the $15 billion bank that is a subsidiary of Alliance Data Systems providing private label and co-branded payment, credit and online deposit services to consumers and businesses in the U.S. From 1997 to 2016, Mr. Marion held leadership positions for JPMorgan Chase. From 2004 to 2016, he was Managing Director and CFO for Chase Digital.

There are no family relationships among the executive officers of MVB or MVB Bank.
MVB Financial Corp. 2021 Proxy Statement

Executive Compensation

This section describes the compensation program for our named executive officers and includes the required executive compensation tables.

Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed with management the disclosures contained in the following “Compensation Discussion and Analysis.” Based on this review and discussion, the Human Resources and Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

Members of the Human Resources and Compensation Committee,
Gary A. LeDonne (Chair), Anna Sainsbury, W. Marston Becker, and Dr. Kelly R. Nelson

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of MVB’s 2020 executive compensation program. This includes discussion and background information regarding the compensation of the CEO, CFO and the next three most highly-compensated executive officers of MVB, collectively referred to as the named executive officers (“NEOs”).

Executive’s Name	Title
Larry F. Mazza	President & Chief Executive Officer
Donald T. Robinson	EVP, Chief Financial Officer, and Treasurer
John T. Schirripa	EVP, Chief Commercial Lending Officer
Craig B. Greathouse	EVP, Chief People & Culture Officer
John C. Marion	EVP, Chief Risk Officer

This CD&A is intended to be read in conjunction with the tables and accompanying footnotes and narrative disclosure that immediately follow this section, which provide further historical compensation information.

CD&A Summary

Overall, the Board of Directors believes that MVB’s compensation program is effective in aligning the compensation of executive officers with the long-term interests of MVB shareholders. Incentive compensation programs consist of a blend of annual performance and time-based compensation. Such programs are structured to preclude excessive and unnecessary risk-taking and utilize performance metrics established in advance based on an annual budget and business planning process. MVB’s incentive plans also contain caps or limits on the amounts that can be awarded.

Clawback policies are also imposed on all compensation awards so that awards or payments are adjusted or recovered if the performance measures supporting such an award are subsequently restated or otherwise adjusted to levels which do not support the award or payment.

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Business Highlights

In 2020, MVB exceeded expectations as outlined in the 2019-2021 Strategic Plan of MVB 3.0: Think Bigger. Execution of this strategy saw MVB hit record highs in assets and net income. Also, noninterest-bearing deposit growth of 157% was above industry and peer performance. Net income and earnings per share increased 39% and 38%, respectively, from 2019.

MVB believes that the deposit franchise is a key component to the shareholder value of a bank. A major aspect to the deposit franchise is the deposit mix, including noninterest bearing deposits. MVB continues to improve the deposit mix and noninterest bearing deposits now account for 36% of total deposits. While competition is seeing limited growth in noninterest bearing deposits, MVB grew noninterest bearing deposits by 157% since 2019.

Additionally, net interest margin (NIM) continues to be a major contribution to MVB’s earnings. With the declining rate environment due to COVID-19, NIM has been under pressure across the industry during 2020. For the sixth consecutive year, MVB reported an increase of NIM. MVB’s tax-equivalent NIM increased 4 bps, while peer banks from $1 billion to $3 billion in assets within Virginia, West Virginia, and Maryland saw NIM decrease 25 bps during 2020.

MVB believes that asset quality will always remain a key risk to the banking industry and is critical to safety and soundness. In addition to a meaningful increase in the allowance for loan losses to protect the Company’s balance sheet, management updated the risk grading on a portion of the loan portfolio in light of COVID-19. MVB’s non-performing assets to total assets as of December 31, 2020 was 94 bps, as compared to 64 bps for the peer group mentioned above. Additionally, net charge offs to average loans in 2020 were 15 bps as compared to 12 bps for those peers.

Total shareholder return was increased from MVB stock price appreciation, a significant stock repurchase plan, including the Tender Offer closed in December 2020, and increased dividend payouts. Common cash dividends grew from $0.195 per share in 2019 to $0.36 per share in 2020 (an 85% increase).

Finally, an important metric to shareholders and shareholder value is MVB’s book value (BV) and tangible book value (TBV). In 2020, BV and TBV increased $3.01 per share, or 30%, and $4.53 per share, or 18%, respectively.

Tangible book value per common share is a non-U.S. GAAP financial measure that the Company believes is helpful to interpreting financial results. For a reconciliation to the most directly comparable U.S. GAAP financial measure, see page 38 of MVB’s Annual Report on Form 10-K for the year ended December 31, 2020.
MVB Financial Corp. 2021 Proxy Statement

Total Assets

$2,400
$2,200
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
in thousands
$1,419
$1,534
$1,751
$1,944
$2,331
2016
2017
2018
2019
2020

Net Income

$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
in thousands
$12,912
$7,575
$12,003
$26,991
$37,411
2016
2017
2018
2019
2020

Deposits

$2,000
$1,500
$1,000
$500
Average Balance in millions
40%
35%
30%
25%
20%
15%
10%
5%
0%
NIM as a % of Total Deposits
$879
$922
$1,013
$1,227
$1,778
2016
2017
2018
2019
2020
Noninterest-bearing deposits
Interest-bearing deposits
NIB deposits as a % of total deposits

Book Value & Tangible Book Value

$22
$19
$16
$13
$10
$12.93
$11.01
$13.63
$11.80
$14.55
$12.92
$17.13
$15.20
$20.14
$19.73
2016
2017
2018
2019
2020
Book Value
Tangible Book Value

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Components of MVB’s Compensation Program

Compensation Philosophy and Objectives

MVB’s compensation programs are designed to provide competitive compensation and benefits to promote the interests of MVB and its shareholders while enabling us to attract and retain top-quality executive talent. MVB’s compensation philosophy is built on five core compensation principles:

1.Pay for Performance
MVB’s executive compensation philosophy is performance-based. The incentive plans are designed to drive and improve individual and business performance. Each plan requires measurable goals and objectives to be set, communicated, achieved and audited before any award is made.

2.Sound Compensation Practices
All MVB compensation elements will comply with appropriate regulations and sound compensation practices, which neither pay excessive compensation nor encourage inappropriate risk-taking. All behavior must be consistent with MVB’s vision, mission and values.

3.Pay Structure
Various positions require different levels of skills, knowledge, and personal attributes that drive different rates of pay and/or variable compensation opportunity. Geographic locations will also factor into the process. MVB has an established job structure and evaluation process that provides a formal hierarchy of grades and salary ranges, and a means to determine fairness in job placement within the structure. This pay structure guides us in providing internal equity amongst positions and ensures the maintenance of fairness in compensation practices across divisions of the organization.

4.Market Competitive Compensation
The “market” sets the framework for opportunity and achievement drives the payout. The intent of the compensation philosophy is to maintain a competitive compensation program and attract and retain top talent across the organization.

5.Profitability Drives the Programs
Profitability and success are the key drivers in determining compensation opportunity. It is the responsibility of senior management to ensure plans provide a positive return to the Company and shareholders, in addition to appropriately rewarding contributions and successful performance.

How Our Pay Program Works

Our executive compensation philosophy, as outlined above, continues to be based on attracting and retaining top talent while providing competitive compensation that creates a direct, meaningful link between business results and compensation opportunities. We rely on the following three primary elements:

Base Salary
Base pay is used to maintain market competitiveness in attracting and retaining top talent executive officers. Base salaries are reviewed annually, and merit increases are awarded based on performance and in-line with a merit budget. Merit budgets are determined annually based on market conditions and the success of the Company.

Short-Term Incentives
Short-term incentives are tied directly to the Company’s business results. Awards are paid only when business performance is strong, and goals are met.

Long-Term Incentives
Long-term equity awards incentivize executives to deliver long-term shareholder value, while also providing a retention vehicle for executive talent.

MVB Financial Corp. 2021 Proxy Statement

Long-term incentive plan in which RSU performance awards vest based upon internal Return on Assets (ROA) goals (25%) and relative Total Shareholder Return (TSR) (25%) performance over a three-year period and the time-based RSU awards (50%) with a 5-year time vesting schedule.

Target Executive Pay Mix

Consistent with our desire to align pay and performance, we take the above-mentioned primary compensation elements and more heavily weight their distribution towards variable (both bonus and equity) pay. Although our Compensation Committee does not target a specific allocation for each pay element, they are nevertheless cognizant of delivering an appropriate balance between fixed and variable elements, as well as short- and long-term incentives, as evidenced here in the following 2020 target pay mix allocation:

Executive variable compensation (both bonus and equity) reflects competitive total compensation for MVB’s Named Executive Officers compared to market.

Average Pay Mix

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
% of Direct Compensation
30%
23%
47%
20%
19%
61%
20%
21%
59%
15%
15%
70%
20%
21%
59%
11%
16%
73%
20%
21%
59%
9%
15%
76%
20%
21%
59%
9%
16%
75%
MVB
Market
MVB
Market
MVB
Market
MVB
Market
MVB
Market
Larry Mazza
Donald Robinson
John Schirripa
Brad Greathouse
John Marion
Equity
Bonus
Salary

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Pay and Performance

Our compensation program is grounded in a pay-for-performance philosophy. Performance goals in both our short and long-term incentive plans are set at challenging levels, with the ultimate goal that performance will drive long-term, sustainable value. When financial and stock performance goals are not met, pay outcomes for our executives should reflect this reality.

Compensation Governance Practices

MVB’s pay-for-performance philosophy and compensation governance practices provide an appropriate framework to executives to achieve financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some practices include:

•Pay-for-performance philosophy and culture
•Comprehensive clawback policy
•Responsible use of shares under MVB’s long-term incentive program
•Engage an independent compensation consultant
•Perform an annual risk assessment of the compensation programs

Say-on-Pay Vote Results
At the 2020 Annual Meeting, 96.89% of the shareholders of MVB voted in favor of our executive compensation proposal (commonly known as “Say-on-Pay” proposal). The Compensation Committee believes this voting result reflects strong shareholder support for our current compensation practices. The Compensation Committee will continue to review our executive compensation program as well as consider the outcome of the “Say-on-Pay” votes when making future compensation decisions for the NEOs. For example, instead of gradually moving from 70% time, 30% performance vesting, the Committee decided to expedite the move to a 50% performance, 50% time-vested structure for the 2020 long term equity grants.

Establishing Executive Compensation

Role of the Compensation Committee

The Compensation Committee’s process begins with establishing individual and corporate performance objectives by the second quarter of each calendar year. The Compensation Committee engages in an active dialogue with the CEO concerning strategic objectives and performance targets. The Compensation Committee also reviews the appropriateness of the financial measures used in incentive plans, the degree of difficulty in achieving performance targets, and appropriate risk levels. Corporate performance objectives are established based on a targeted return on assets and return on equity, as well as growth in earnings per share and individual goals for particular business units within MVB.

The Compensation Committee annually reviews the Compensation Committee Charter and all incentive plans used throughout MVB in all business lines. In this review of the incentive plans, the Compensation Committee determines whether the plans, individually or collectively, encourage excessive risk taking, whether each of the plans has reasonable limits and caps, and whether the overall structure of the incentive plans is aligned with the interests of the shareholders.

Role of Management

Management also plays a role in the compensation setting process. Typically, MVB's CEO will evaluate the performance of the other executive officers and will assist the Compensation Committee in determining appropriate performance targets and objects for the incentive plans. The CEO may participate in Compensation Committee meetings, when requested, to discuss these items as well as
MVB Financial Corp. 2021 Proxy Statement

recommendations regarding salary increases, bonuses and other compensation-related matters. The Compensation Committee exercises its own independent discretion in approving compensation for all executive officers and assessing corporate performance against the pre-established objectives. The CEO is not present during deliberations or voting with respect to his own compensation.

Investor Outreach

Investing in an outreach program, MVB’s CEO, CFO and in some cases, the Chairman of the Compensation Committee, met with the Company's top investors to share the Strategic Plan, provide an overview of leadership and structure, and present MVB compensation methodology. Other topics included Board governance and executive compensation framework outlining where MVB is adopting best practices and providing alignment with the shareholders. The meetings and discussions were well received by all participants. Throughout the outreach, MVB connected with investors that held over 40% of the outstanding shares of MVB.

Annual Meeting
- Election of Directors and Accounting Firm
- CEO's Lookback on previous year and thoughts and strategy for the new year
Post Meeting Engagement
- Review Annual Meeting vote and shareholder feedback
- Assess enhancements to corporate governance
Investor Conferences
- Financial updates to shareholders
- Strategic updates
- Discuss market conditions
Non-Deal Roadshows
- Discuss MVB's business strategy and vision for the future
Pre-Meeting Engagement
- Meet with investors to discuss year-end financial performance and upcoming proxy related items in more detail
Investor Outreach
During 2020, the CEO, CFO, Chairman of the Board, and the Human Resources & Compensation Committee Chairman met with shareholders owning approximately 40% of MVB stock to discuss and gain input on governance-related issues.
Frequent telephonic meetings with our larger institutional shareholders
In-person meetings with institutional shareholder representatives as requested or from outreach
Responses to shareholder correspondence
Dialogue with shareholder proponents
Investor conferences and meetings

Use of Outside Advisors

Pursuant to the authority granted to it in its charter, the Compensation Committee may engage an independent executive compensation consultant. In 2020, the Compensation Committee engaged McLagan, part of the Reward Solutions practice at Aon, to provide consulting services to the Compensation Committee, including advice on compensation philosophy, incentive plan design, executive job compensation analysis, and CD&A disclosure, among other compensation topics.

The Compensation Committee conducted a specific review of its relationship with McLagan in 2020, taking into account the independence factors set forth in applicable SEC and Nasdaq rules, and determined that McLagan’s work for the Compensation Committee did not raise any conflicts of interest.

Risk Consideration

The Compensation Committee is responsible for establishing incentive plans for executive officers that achieve an appropriate balance between MVB’s results and risk. The Compensation Committee recognizes that business in the financial industry inherently requires that MVB take on certain risks: in its
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lending activities, depository activities, and investing activities, as well as other facets of the organization. Upon due consideration of these items, the Compensation Committee believes that MVB incentive plans are designed in such a way as to encourage executives to take only prudent levels of risk in the pursuit of strong performance on behalf of shareholders. Furthermore, the Compensation Committee believes that MVB’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.

Compensation Competitive Analysis

Use of Peer Group

The Compensation Committee seeks to provide total targeted direct compensation that is competitive and dependent on Company performance and other factors, including size of assets and location. MVB adopts the position that annual compensation for all executive officers should provide bonuses based on performance metrics established at the discretion of the Compensation Committee. In evaluating our peer group, the Compensation Committee considered a number of factors including asset size and market capitalization.

MVB’s talent acquisition strategy focuses on attracting and retaining executives with the experience and skills necessary to grow the organization. MVB executives have generally come from larger metropolitan areas and/or institutions that are significantly larger than MVB. In executing talent strategy, it is necessary to provide a base salary that exceeds the median of banks that are comparable to MVB’s current asset size. Other elements of compensation are adjusted to recognize that base salaries are competitive.

2020 Peer Group

Our Compensation Committee, with the support of McLagan, reviewed the continued appropriateness of our peer group composition. A new peer group of 14 firms was selected by MVB in December 2019 which includes some peers with financial technology products and services as part of their business model.

•Assets: $1.4B -$4.5B; (exception made for LOB and TBBK)
•Locations: DC, DE, KY, MD, NC, NJ, NY, OH, PA, SC, VA,WV
•5-Year Compound Annual Growth Rate > 5% (exception made for TBBK)
•Insider Ownership < 20% (exception made for LOB)
•Consumer Loans > 15% of loan portfolio (exceptions made for LOB and MCB)
•Commercial Loans > 60% of loan portfolio
•Located in an MSA outside of the Top 10 (exceptions made for TBBK, MCB, and SONA)

Using these criteria, the following companies were identified as MVB's 2020 peer group:

Live Oak Bancshares Inc. (“LOB”)	Peoples Financial Services Corp (“PFIS”)
The Bancorp, Inc. (“TBBK”)	Summit Financial Group, Inc. (“SMMF”)
HomeTrust Bancshares Inc. (“HTBI”)	Orrstown Financial Services Inc (“ORRF”)
CNB Financial Corp. (“CCNE”)	Civista Bancshares Inc. (“CIVB”)
Metropolitan Bank Holding Corp. (“MCB”)	Southern First Bancshares, Inc. (“SFST”)
Southern National Bancorp of Virginia, Inc. (“SONA”)	Premier Financial Bancorp, Inc. (“PFBI”)
American National Bankshares, Inc. (“AMNB”)	Evans Bancorp, Inc. (“EVBN”)

MVB Financial Corp. 2021 Proxy Statement

Components of Executive Compensation

MVB’s executive compensation program consists of three primary elements: base salary, annual cash incentives, and long-term equity incentives, each of which are provided pursuant to employment agreements between MVB and each NEO.

2020 Executive Compensation Highlights

•2020 Executive Annual Incentive Plan

The Company must satisfy a trigger based on exceeding prior year earnings per share for any payments to occur. A portion of the incentive award for all officers is based on corporate performance, which is assessed according to five equally weighted metrics: Net Interest Margin, Noninterest-bearing Deposit Growth, Efficiency Ratio, Contribution from FDIC Assisted Transaction and Net Charge-Offs/Total Loans .

•2020 Long-Term Incentive Plan

The Company long-term incentive plan vehicles are time-based and performance-based Restricted Stock Units (“RSU”) awards. The performance-based awards will vest based upon Return on Assets (“ROA”) (25%) and relative Total Shareholder Return (“TSR”) (25%) performance over a three-year period, with vested amounts ranging from 0% to 150% of target, depending on results. The time vesting RSUs (50%) will vest solely based on continued service, with a five-year graded vesting schedule.

Stock Ownership Guidelines

In May 2019, our Board of Directors approved new stock ownership guidelines for both our executive and outside directors to further align their interests with our shareholders. The President and CEO must own three times (3x) his annual base salary, designated executives must own one time (1x) their annual base salary, and Directors must own ten times (10x) their annual cash retainer. Executives have five years to meet the ownership requirements. Directors have three years. Stock ownership is reviewed by the Compensation Committee annually.

Base Salary

Base salary is a key element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the peer groups, internal pay equity and the tax deductibility of base salary.

Executive	2020 Base Salary ($)	2019 Base Salary ($)	% Change
Larry F. Mazza	$780,000	$695,000	12%
Donald T. Robinson	$395,000	$360,000	10%
John T. Schirripa	$290,000	$275,000	5%
Craig B. Greathouse	$265,000	$250,000	6%
John C. Marion	$325,000	$—	N/A
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2020 Annual Incentive Plan

Five goals were set, with equal weighting, all based on MVB Bank and MVB performance:

Primary Trigger: Target: $1.50 Earning Per Share (EPS) Actual: $3.13

Annual Incentive Plan Goals	Weight	Threshold -Eligible for 85% of Potential Payout	Target - Eligible for 100% of Potential Payout	Maximum - Eligible for 200% of Potential Payout	Performance as of 12/31/20
Net Interest Margin	20%	3.39%	3.44%	3.54%	3.57%
Noninterest Bearing Deposit Growth	20%	$337,000,000	$357,000,000	$397,000,000	$715,791,121
Efficiency Ratio	20%	68.90%	67.80%	64.00%	76.50%
Net Charge Offs/Total Loans	20%	0.35%	0.30%	0.25%	0.15%
Contribution from FDIC Transaction (First State)	20%	$5,000,000	$6,000,000	$7,000,000	$7,082,290

The Board analyzed the metrics that are most critical to driving profitability and shareholder value; Net Interest Margin (NIM), Efficiency Ratio, Non-Performing Assets (Net Charge Offs/Total Loans), Non-Interest Bearing Deposit Growth and contribution from the FDIC assisted transaction. Interest Income is the largest component of revenue for MVB and in the community banking industry. The ability to improve NIM is critical to the performance of the Bank. MVB has increased NIM over each of the last five years, while most of its peers have been declining. In a volatile interest rate environment the ability to manage NIM is key to a bank’s success. Efficiency Ratio, which is Non Interest Expense divided by the sum of Interest Income and Non-Interest Income, is an indication of a bank’s operating efficiency. The ability to increase revenues, while managing expenses is why the Board deemed this a key metric. The Board and management believe the greatest risk to banks remains asset quality. The ability to grow the bank and maintain stellar asset quality is paramount to the bank’s success, especially in light of the Covid-19 pandemic. Deposits are viewed as a major aspect of a bank’s franchise, and the most valuable are noninterest bearing deposits. The ability to increase noninterest bearing deposits and improve the Bank’s deposit mix is key metric in driving shareholder value. Lastly, the execution of the FDIC assisted transaction was of critical importance. Contribution from the FDIC assisted transaction, a non-U.S. GAAP measure, was based on income from the acquired branches plus impact of the additional cash flow collected from the purchase credit impaired loans and the sale of the other real estate owned above the bid price paid to the FDIC.

Executives had target bonus opportunities, as a percentage of base salary, ranging from 35% to 50%, with the opportunity to earn 85% to 200% of that amount based on performance.

Named Executive Officer	2020 Salary ($)	Pro-rated Salary ($)	Target (%)	Threshold 85% ($)	Target 100% ($)	Maximum 200% ($)
Larry F. Mazza	$780,000	$758,750	50%	$322,469	$379,375	$780,000
Donald T. Robinson	$395,000	$386,250	35%	$114,909	$135,188	$270,375
John T. Schirripa	$290,000	$286,250	35%	$85,159	$100,188	$200,375
Craig B. Greathouse	$265,000	$261,250	35%	$77,722	$91,438	$182,875
John Marion [1]	$325,000	$162,500	35%	$48,344	$56,875	$113,750
1 Mr. Marion was hired in July 2020, so his pro-rated salary payout amount would be for six months.

MVB Financial Corp. 2021 Proxy Statement

Long-Term Incentive Compensation

MVB’s Compensation Committee believes that long-term incentive compensation is an important component of the compensation program because it has the effect of retaining and motivating executives, aligning executives’ financial interests with the interests of shareholders, and rewarding the achievement of MVB’s long-term strategic goals.

2020 Equity Grants

Eligibility for an annual equity award and the size of the award is based on the discretion of executive management and the Board of Directors. Mr. Mazza's discretion is used when determining awards for executive officers other than himself. The Board of Directors, in its sole discretion, determines option awards for the CEO. In 2019, the Compensation Committee discontinued using stock options as part of the annual equity mix, except in limited circumstances. Instead, executives received equity through two different vehicles:

•Time-based equity awards (RSUs); and
•Performance-based equity awards (performance RSUs)

The performance RSUs will vest based upon internal ROA goals (25%) and relative TSR (25%) performance over a three-year period, with vested amounts ranging from 0% to 150% of target, depending on results. The time-based RSUs (50%) will vest solely based on continued service, following a five-year graded vesting schedule.

In 2020, MVB’s NEOs received the following grants pursuant to the plan.

		Time-Based RSUs (50%)		TSR-Based RSUs (25%)		ROA-Based RSUs (25%)
	% of Salary	Granted (#)	Share Price ($)	Granted (#)	Share Price ($)	Granted (#)	Share Price ($)
Larry F. Mazza	65%	18,791	$13.49	11,377	$11.14	9,395	$13.49
Donald T. Robinson	35%	5,124	$13.49	3,102	$11.14	2,562	$13.49
John T. Schirripa	35%	3,762	$13.49	2,277	$11.14	1,881	$13.49
Craig B. Greathouse	35%	3,437	$13.49	2,081	$11.14	1,718	$13.49

John C. Marion did not join MVB until July 2020 and therefore did not receive any RSUs during 2020.

Total Shareholder Return Comparison Group and Methodology

The award subject to TSR performance will be assessed utilizing an “outrank” methodology, whereby MVB’s percent rank is assessed against its compensation peer group, defined as the peer group in use at the time of grant. The percent rank will determine the payout percentage as described in the table below. If MVB’s percentile rank falls between the threshold and target percentiles, or between the target and maximum percentiles, payouts will be interpolated accordingly:

Performance Level	TSR Percent Rank	Payout (% of Target)
Threshold	25th Percentile	—%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

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Return on Assets Goal

An additional 25% of the award is subject to the bank’s ROA performance but is assessed against internal goals. These goals will be defined at Threshold, Target and Maximum performance, and will correspond with payouts at 0%, 100%, and 150% of target, respectively.

The ROA goal will be defined for the three-year period, based on the average annual ROA for each of the three years in the performance period. The goals will be established and defined in award agreements at the time of grant.

2020 Long-Term Incentive Plan Enhancement

In consideration of market competitiveness and investor feedback, in 2018 our Compensation Committee determined the need to shift away from long-term incentives in the sole form of stock options and introduced both time-based and performance-based RSU awards to the executive’s equity vehicle mix.

Since then, the Compensation Committee has shifted the mix further, with a greater emphasis on performance-based RSUs in each subsequent year. The evolution of the equity program is summarized below:

Additional Compensation Practices and Policies

Recoupment (“Clawback”) Policy

MVB has an incentive compensation recoupment ("clawback") policy in place, which provides for the recoupment of certain compensation paid to executive officers of the Company under certain circumstances involving material financial restatements. MVB may recoup any cash and equity incentive compensation that is paid, awarded or vested based on the achievement of reported financial results that are subsequently restated or otherwise adjusted to levels which do not support the award or payment.

Hedging Policy

Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, NEOs and Directors are prohibited from engaging in any such transactions.

MVB Financial Corp. 2021 Proxy Statement

Margin Accounts and Pledged Securities

Margin accounts and pledging of Company securities are permitted; however, discouraged by MVB. As part of long-term incentive plans, MVB has issued stock options to key team members. At the time of exercising, team members have the ability to purchase the shares or complete a cashless exercise. Due to the size of these transactions, team members have the ability to pledge the securities with third party lenders to purchase the shares. These transactions are permissible so that team members can increase their ownership in the Company. If a team member has a margin account and wish to pledge securities, a form needs to be completed and submitted to the CFO prior to doing so. This request would also need Board of Directors approval beforehand. In addition, any shares pledged by a Director or NEO is required to be disclosed annually in the proxy.

Perquisites and Other Benefits

Executive officers participate in other employee benefit plans generally available to all Team Members on the same terms as similarly situated Team Members. These plans include medical, dental, group life insurance, and group disability programs, as well as health savings accounts for reimbursement of medical expenses.

Bank-Owned Life Insurance Program

In 1999, MVB implemented a bank-owned life insurance (BOLI) program which was designed to offset employee benefit costs. The policies purchased over time are primarily general account and hybrid account. MVB followed and continues to follow all the regulatory and compliance guidelines by including only officers and directors and obtaining consents from each to participate in the program. Specifically, the program insures approximately 60 current or former officers and directors. It is the intent of MVB to hold the insurance policies until the death of each insured. BOLI is currently owned by approximately 65% of all banks in the U.S.

Retirement 401(k) Plan

MVB maintains a defined contribution 401(k) retirement savings plan for all Team Members over the age of 21 years old. The 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation or after-tax (Roth) deferral contribution amounts up to a statutory limit of $19,500. Participants who are at least 50 years old are also entitled to make “catch-up” contributions, which may be up to an additional $6,500. MVB currently utilizes an automatic enrollment strategy in which new Team Members over the age of 21 are automatically enrolled in the plan at a pre-tax deferral rate of 5% unless they make the decision to opt out via the system platform.

MVB matches 50% of up to 5% of the participant’s total compensation on a per pay basis, subject to IRS limitations. Full-time Team Members and certain part-time team members are eligible to participate upon the first month following their first day of employment or having attained age 21, whichever is later. Under MVB’s 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employer contributions vest as per the 401(k) plan document. Employee and employer contributions are held and invested by the plan’s trustee.

Employment Contracts

MVB and its subsidiaries provide certain executive officers with written employment contracts in order to secure the services of key talent within the highly competitive financial services industry. These contracts are generally the same and are reviewed and updated annually if necessary. The non-competition provisions in the agreements are intended to protect MVB from competitive disadvantage if one of MVB’s NEOs leaves MVB to work for a competitor.

The contracts provide for discharge by MVB for cause or without cause, discharge by the employee, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, the employee shall be paid when due and in accordance with MVB’s normal payroll practices and relevant policies. If terminated by MVB without cause, and, for Mr. Robinson and Mr.
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Mazza, also if terminated by the employee for good reason, the employee is entitled to a severance payment equal to a set number of months of the employee’s base salary, and any annual incentive compensation earned for such year, prorated for the number of calendar days worked in the year.

The employment contracts for each executive officer contain termination provisions which would permit salary continuation under certain circumstances in the event the contracts are terminated by MVB or in the event of a termination or severance of such executive officer’s employment subsequent or immediately prior to a change in control.

The employment agreements with NEOs are described below under “Employment Agreements and Change in Control.”

Mr. Schirripa does not have an employment agreement.

Change in Control

MVB believes that change in control benefits provide security for its employees and minimize distraction of employees in the event of a significant merger and acquisition scenario, allowing them to remain objective and focused on maximizing shareholder value.

The employment agreements with certain executive officers set forth certain terms and conditions upon the occurrence of a “Change in Control” event.

If the employment of Mr. Mazza, Mr. Robinson, Mr. Greathouse or Mr. Marion is terminated within one year following a Change in Control (as defined below) or within the three months immediately preceding a Change in Control, the employee would be entitled to a severance payment equal to a set number of months of the employee’s base salary. For Mr. Mazza and Mr. Robinson, a termination of employment prompting those severance benefits would also occur if any of the following circumstances happened in connection with a Change in Control:

•a material diminution of the employee’s position, authority, duties or responsibilities,

•a decrease in the employee’s base salary, or

•a change in the geographic location at which the employee must perform the services rendered hereunder which is more than fifty (50) miles from the employee’s then current location.

In such event, the employee would be entitled to a severance payment equal to a set number of months of the employee’s base salary.

A “Change in Control” means either: (i) a consolidation or merger of MVB pursuant to which the stockholders of MVB immediately before the transaction do not retain more than 50% of the total combined voting power of the surviving entity; (ii) a sale, lease, exchange or other transfer of all or substantially all of the assets of MVB; or (iii) a sale or exchange by the holders of more than 50% of MVB’s common stock.
MVB Financial Corp. 2021 Proxy Statement

Executive Compensation Tables

Summary Compensation Table

The following information is prepared based on positions as of 2020. In 2020, compensation was paid to Team Members by MVB or MVB Bank, unless otherwise noted. The following table summarizes compensation paid to the named executive officer for the periods indicated.

Name and Principal Position	Year	Salary ($) [1]	Bonus ($) [2]	Stock Awards ($)[3]	Option Awards ($) [4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) [5]	Total ($)
Larry F. Mazza President & CEO, MVB Financial Corp. and MVB Bank	2020	$778,355	$—	$506,969	$—	$607,000	$75,236	$58,223	$2,025,783
	2019	$739,731	$—	$451,750	$—	$487,890	$81,990	$52,601	$1,813,962
	2018	$694,404	$—	$406,250	$603,000	$472,794	$27,433	$51,514	$2,255,395
Donald T. Robinson EVP, Chief Financial Officer, MVB Financial Corp. and MVB Bank	2020	$411,035	$110,000	$168,440	$—	$216,300	$23,014	$10,947	$939,736
	2019	$397,846	$25,000	$126,000	$—	$176,904	$26,070	$8,938	$760,758
	2018	$381,370	$—	$122,500	$90,450	$174,637	$8,678	$8,494	$786,129
John T. Schirripa EVP, Chief Commercial Lending Officer, MVB Bank	2020	$286,538	$—	$101,490	$—	$160,300	$29,127	$6,724	$584,179
	2019	$285,577	$—	$96,250	$—	$135,135	$31,768	$6,502	$555,232
	2018	$272,308	$—	$92,750	$90,450	$133,115	$10,899	$6,343	$605,865
Craig B. Greathouse EVP, Chief People & Culture Officer, MVB Financial Corp. and MVB Bank	2020	$274,588	$—	$92,723	$—	$146,300	$—	$7,595	$521,206
John C. Marion EVP, Chief Risk Officer, MVB Financial Corp. and MVB Bank	2020	$150,350	$25,000	$—	$32,300	$91,000	$—	$3,046	$301,696
H. Edward Dean, III President & CEO, MVB Mortgage *compensation paid by MVB Mortgage	2020	$304,635	$—	$—	$98,400	$1,535,008	$452,172	$14,847	$2,405,062
	2019	$615,178	$—	$—	$—	$890,383	$421,885	$27,748	$1,955,194
	2018	$593,250	$—	$—	$—	$374,015	$378,327	$28,665	$1,374,257
1 This figure includes salary, commission, and vehicle allowance.

2 Mr. Robinson received a $110,000 bonus for performance related to transactional projects in 2020.

3 Mr. Robinson received a grant of 2,000 Restricted Stock Units (“RSUs”) with a five-year time-based vesting schedule for performance related to transactional projects in 2020.

4 This figure is calculated using the Black-Scholes value at the time of the grant.

5 This figure includes director fees of $43,800 for 2020, $39,500 for 2019, and $38,900 2018 for Mr. Mazza. For Mr. Dean, this figure includes $4,800 for 2020, $17,500 for 2019, and $18,700 for 2018. Mr. Dean served as a director and executive officer of the Company until June 30, 2020.

www.mvbbanking.com

Grants of Plan-Based Awards Table - Fiscal Year 2020
		Estimated future payouts under non-equity incentive awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/share)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Larry F. Mazza	5/1/20	$322,469	$379,375	$758,750	—	18,791	18,791	18,791	—	$13.49	$253,500
	5/1/20	—	—	—	—	11,377	17,066	11,377	—	$11.14	$126,750
	5/1/20	—	—	—	—	9,395	14,093	9,395	—	$13.49	$126,750
Donald T. Robinson	5/1/20	$114,909	$135,188	$270,375	—	5,124	5,124	5,124	—	$13.49	$69,125
	5/1/20	—	—	—	—	3,102	4,653	3,102	—	$11.14	$34,563
	5/1/20	—	—	—	—	2,562	3,843	2,562	—	$13.49	$34,563
John T. Schirripa	5/1/20	$85,159	$100,188	$200,375	—	3,762	3,762	3,762	—	$13.49	$50,750
	5/1/20	—	—	—	—	2,277	3,416	2,277	—	$11.14	$25,375
	5/1/20	—	—	—	—	1,881	2,822	1,881	—	$13.49	$25,375
Craig B. Greathouse	5/1/20	$77,722	$91,438	$182,875	—	3,437	3,437	3,437	—	$13.49	$46,375
	5/1/20	—	—	—	—	2,081	3,122	2,081	—	$11.14	$23,188
	5/1/20	—	—	—	—	1,718	2,577	1,718	—	$13.49	$23,188

John C. Marion did not join MVB until July 2020 and therefore did not receive any plan-based awards during 2020.

The Board of Directors believes that the successful implementation of its business strategy will depend upon attracting, retaining, and motivating talented executives, managers, and other key Team Members. The 2013 MVB Financial Corp. Stock Incentive Plan (Amended) provides that the Compensation Committee appointed by the Board of Directors has the flexibility to grant stock options, merit awards and rights to acquire stock through purchase under a stock purchase program. Typically, grants have a five-year vesting period with an expiration life span of ten years.

During 2020, the Compensation Committee granted 42 awards, totaling 123,250 shares at exercise prices ranging from $12.50 to $19.40 per share. The expense to be recognized with respect to such awards will be amortized over the vesting period, beginning the year of the grant.

MVB Financial Corp. 2021 Proxy Statement

Outstanding Equity Awards

Outstanding Equity Awards at Fiscal Year-End 2020
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)
Larry F. Mazza	16,666	—	—	$12.00	12/31/2022	16,598	$376,443	4,178	$94,757
	21,250	—	—	$16.00	2/1/2024	16,041	$363,810	9,963	$225,961
	80,000	20,000	—	$12.50	2/3/2026	18,791	$426,180	20,772	$471,109
	30,000	20,000	—	$12.85	3/21/2027	—	$—	—	$—
	40,000	60,000	—	$19.65	2/21/2028	—	$—	—	$—
Donald T. Robinson	14,002	—	—	$12.00	12/31/2022	5,005	$113,513	1,259	$28,554
	15,000	—	—	$12.00	1/1/2023	4,474	$101,470	2,778	$63,005
	50,000	—	—	$16.00	12/31/2023	5,124	$116,212	5,664	$128,460
	12,000	3,000	—	$12.50	2/3/2026	2,000	$45,360	—	—
	80,000	20,000	—	$13.25	9/21/2026	—	$—	—	$—
	15,000	10,000	—	$12.85	3/21/2027	—	$—	—	$—
	6,000	9,000	—	$19.65	2/21/2028	—	$—	—	$—
John T. Schirripa	15,000	—	—	$12.00	12/31/2022	3,789	$85,935	953	$21,614
	15,000	—	—	$12.00	1/1/2023	3,416	$77,475	2,122	$48,127
	2,000	—	—	$16.00	12/31/2023	3,762	$85,332	4,158	$94,303
	40,000	10,000	—	$12.50	2/3/2026	—	$—	—	$—
	15,000	10,000	—	$12.85	3/21/2027	—	$—	—	$—
	6,000	9,000	—	$19.65	2/21/2028	—	$—	—	$—
	1,144	1,716	—	$19.35	3/1/2028	—	$—	—	$—
Craig B. Greathouse	11,282	16,923	—	$19.19	5/7/2028	2,605	$59,081	—	$—
	2,210	3,315	—	$18.24	9/4/2028	3,108	$70,489	1,929	$43,750
						3,437	$77,951	3,799	$86,161
John C. Marion	—	10,000	—	$13.42	7/13/2030	—	$—	—	—

Option Exercises and Stock Vesting

Option Exercises and Stock Vested - Fiscal Year 2020
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Larry F. Mazza	182,084	$1,252,860	4,009	$55,404
Donald T. Robinson	—	—	1,117	$15,436
John T. Schirripa	—	—	854	$11,802
Craig B. Greathouse	—	—	775	$10,710
www.mvbbanking.com

Potential Payments Upon Termination or Change in Control

MVB has employment agreements with Mazza, Robinson, Greathouse, and Marion.

Mr. Mazza has a written employment agreement with MVB, effective January 1, 2014, as amended and restated on March 1, 2021, that can be renewed annually. Mr. Mazza’s current salary is $780,000 per year, payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Mazza continues to be eligible to participate in the MVB annual executive performance incentive plan. Mr. Mazza’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a Change in Control and Mr. Mazza may also terminate his employment for good reason, all subject to certain conditions and commitments, including, if termination without cause or for good reason occurs, Mr. Mazza would be entitled to all compensation that would have been payable through the applicable term of employment, a severance payment of two years of the then current annual base salary (the “Mazza Severance Payment”) and a pro-rated bonus payment equal to any annual incentive compensation earned for the fiscal year, pro-rated for the days of such year worked, provided that a general release of claims is executed and employee complies with all post-employment covenants. Additionally, in the event Mr. Mazza is constructively terminated upon a Change in Control, he would be entitled to the Mazza Severance Payment and additional compensation equal to 0.5 times the Mazza Severance Payment. Upon any separation from the Company, Mr. Mazza would also be entitled to accrued salary, bonuses, vacation pay and reimbursement of appropriate business expenses. Mr. Mazza’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for one (1) year in any U.S. state or city which serves as a place of business of MVB or any MVB subsidiary. If Mr. Mazza’s employment were terminated without cause as of December 31, 2020 he would have been entitled to receive a lump sum of $1,560,000 from MVB and all stock options and restricted stock units, totaling $2,540,259 would immediately vest.

Mr. Robinson has a written employment agreement with MVB, effective January 1, 2016, as amended and restated on March 1, 2021. Mr. Robinson’s current salary is $395,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Robinson is eligible to participate in the MVB annual executive performance incentive plan. Mr. Robinson’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a Change in Control and Mr. Robinson may also terminate his employment for good reason, all subject to certain conditions and commitments, including, if termination without cause or for good reason, Mr. Robinson would be entitled to all compensation that would have been payable through the applicable term of employment, a severance payment of one year of the then current annual base salary (the “Robinson Severance Payment”) and a pro-rated bonus payment equal to any annual incentive compensation earned for the fiscal year, pro-rated for the days of such year worked, provided that a general release of claims is executed and employee complies with all post-employment covenants. Additionally, in the event Mr. Robinson is constructively terminated upon a Change in Control, he would be entitled to the Robinson Severance Payment and additional compensation equal to 0.5 times the Robinson Severance Payment. Upon separation from the Company, Mr. Robinson would also be entitled to accrued, but unpaid, salary and benefits. Mr. Robinson’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for one (1) year in any U.S. state or city which serves as a place of business of MVB or any MVB subsidiary. If Mr. Robinson’s employment were terminated without cause as of December 31, 2020, he would have been entitled to receive a lump sum of $395,000 from MVB and all stock options and restricted stock units, totaling $941,285 would immediately vest.

Mr. Greathouse has a written employment agreement with MVB, effective April 1, 2020. Mr. Geathouse’s current salary is $265,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Greathouse is eligible to participate in the MVB annual executive performance incentive plan. Mr. Greathouse’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or terminated in the event of a Change in Control and Mr. Greathouse may also terminate his employment for any reason, all subject
MVB Financial Corp. 2021 Proxy Statement

to certain conditions and commitments, including, if terminated by MVB without cause, Mr. Greathouse would be entitled to all compensation that would have been payable through the applicable term of employment and a severance payment of one year of the then current annual base salary (the “Greathouse Severance Payment”), provided that a general release of claims is executed and employee complies with all post-employment covenants. Additionally, in the event Mr. Greathouse is terminated upon a Change in Control, he would be entitled to the Greathouse Severance Payment and additional compensation equal to 0.5 times the Greathouse Severance Payment. Upon separation from the Company, Mr. Greathouse would also be entitled to accrued, but unpaid, salary and benefits. Mr. Greathouse’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for one (1) year in any U.S. state which serves as a place of business of MVB or any MVB subsidiary. If Mr. Greathouse’s employment was terminated without cause as of December 31, 2020, he would have been entitled to receive a lump sum of $265,000 from MVB and all stock options and restricted stock units, totaling $411,213 would immediately vest.

Mr. Marion has a written employment agreement with MVB, effective June 29, 2020. Mr. Marion’s current salary is $325,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Marion is eligible to participate in the MVB annual executive performance incentive plan. Mr. Marion’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or terminated in the event of a Change in Control and Mr. Marion may also terminate his employment for any reason, all subject to certain conditions and commitments, including, if terminated by MVB without cause, Mr. Marion would be entitled to all compensation that would have been payable through the applicable term of employment and a severance payment of one year of the then current annual base salary (the “Marion Severance Payment”), provided that a general release of claims is executed and employee complies with all post-employment covenants. Additionally, in the event Mr. Marion is terminated upon a Change in Control, he would be entitled to the Marion Severance Payment and additional compensation equal to 0.5 times the Marion Severance Payment. Upon separation from the Company, Mr. Marion would also be entitled to accrued, but unpaid, salary and benefits. Mr. Marion’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for one (1) year in any U.S. state which serves as a place of business of MVB or any MVB subsidiary. If Mr. Marion’s employment was terminated without cause as of December 31, 2020, he would have been entitled to receive a lump sum of $325,000 from MVB and all stock options and restricted stock units, totaling $92,600 would immediately vest.

Retirement Plans

MVB provided a defined benefit retirement plan for all qualifying Team Members; however, the defined benefit plan has been frozen, and no service after May 31, 2014 is taken into consideration for determining a benefit. All qualifying Team Members actively employed on May 31, 2014 are 100% vested, but no subsequent vesting is contemplated. The plan provides for benefits based on the highest five consecutive years of earnings multiplied by 2 ½ times the years of service. Normal retirement age is 65. All retiree benefits are calculated in the same manner. The benefits are summarized in the table below:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Larry F. Mazza	Allegheny Group Retirement Plan	9.25	$564,878	None
Donald T. Robinson	Allegheny Group Retirement Plan	3.167	$113,000	None
John T. Schirripa	Allegheny Group Retirement Plan	3.917	$209,500	None
Craig B. Greathouse	Allegheny Group Retirement Plan	—	$—	None
John C. Marion	Allegheny Group Retirement Plan	—	$—	None

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Nonqualified Deferred Compensation

Nonqualified deferred compensation plans currently are not available to executive management.

CEO Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our Team Members and the annual total compensation of Larry F. Mazza, our year-end CEO.

For fiscal 2020, MVB’s last completed fiscal year:

•the median of the annual total compensation of all Team Members at MVB, including its consolidated subsidiaries (other than CEO Larry F. Mazza), was $57,193 and

•the annual total compensation of Larry F. Mazza, MVB's CEO was $2,025,783.

Based on this information, the ratio for 2020 of the annual total compensation of MVB’s President & CEO to the median of the annual total compensation of all Team Members is approximately 35.4 to 1. With respect to the annual total compensation of the CEO, MVB used the amount reported in the “Total” column of 2020 Summary Compensation Table.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated Team Member and calculating the pay ratio based on that Team Member’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their Team Member populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different Team Member populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

MVB Financial Corp. 2021 Proxy Statement

Environmental, Social & Governance

Our Board of Directors has oversight responsibility for ESG and sustainability-related activities and receives reporting on these items. Management helps drive activities and provide strategic guidance and senior-level review on ESG and sustainability items.

MVB’s purpose is to be “Trusted Partners on the Financial Frontier, Committed to Your Success.” We talk a lot about our core values of love, trust, commitment, being adaptive and showing teamwork. These concepts have become part of our corporate DNA. We believe in doing what is right and giving back. In 2020, MVB Team Members hold leadership positions within 24 nonprofit boards or committees, and performed 983 hours of community service. Team MVB remains committed to the success of our Teammates, clients, shareholders and communities.

The governance-related items have already been discussed throughout the first portion of this proxy statement.

Social

As an organization, MVB focused on four key social impact projects in 2020.

Monticello Ongoing Revitalization Effort (M.O.R.E.)
Monticello Avenue in Clarksburg, West Virginia, is an historically Black neighborhood and holds a great deal of heritage for the community. The neighborhood spans two census tracts and approximately 50% of households have incomes that place them below 80% of the area median income (low-to-moderate income). Approximately 30% of the homes include children and 50% of the population is over age 55.

MVB Bank is a founding partner of the Monticello Ongoing Revitalization Effort (M.O.R.E.), which is now a community-led 501(c)3 organization focusing on:

•Imagining and creating public spaces for community connections;
•Enhancing the visual appeal of the Monticello Avenue neighborhood;
•Encouraging residents to dream bigger for the neighborhood and their own lives; and
•Contributing to the reduction of drug-related activity in the neighborhood.

Through its partnership with MVB, M.O.R.E. was nominated as one of six Blueprint Communities through the FHLBank of Pittsburgh and West Virginia Community Development Hub.

The Game Changer Opioid Awareness and Substance Misuse Summit
MVB is a founding corporate partner of the West Virginia Game Changer program, which is an initiative designed to educate, support and empower youth to make healthy choices as they prepare to be the leaders of tomorrow. Mr. Robinson is one of the three leaders who have been involved in the program since day one. The goal is to encourage youth to lead by example through healthy lifestyles, and avoid opioid and substance misuse.

In 2020 due to the COVID-19 pandemic, major issues like opioid and substance misuse fell from the spotlight but have worsened. This year, virtual Game Changer programs were made available to 157,000 high school and middle school students in West Virginia.

Marc Bulger Foundation
The Marc Bulger Foundation was established in 2007 by former West Virginia University and St. Louis Rams great Marc Bulger with the mission to find innovative ways to create awareness and provide funding to a diverse range of programs designed to benefit our courageous men and women in uniform, as well as those brave children battling life-threatening conditions and fighting human trafficking.

www.mvbbanking.com

Mr. Robinson serves on the Board of Directors for the Foundation. In 2020, MVB hosted an event planned by Messers Mazza and Robinson to raise $100,000 for the Foundation, which went directly for the support of operations to fight human trafficking.

FHLBank Affordable Housing Program – Since 2015, MVB Bank has been awarded $3.5 million dollars from FHLBank Pittsburgh to support affordable housing. In that time, MVB Bank partnered with four agencies to complete 50 homes rehabilitated and preserving homeownership, construct 18 new homes through Habitat for Humanity, and build four rental homes for larger families. This includes an $833,163 award in December 2020, with ground-breaking expected to occur in spring 2021.

Environmental

MVB has participated in several efforts that have made a positive impact on our environment.

Banking Center Solar Panel Installation, Morgantown and Fairmont, West Virginia - Mr. Robinson, served as a mentor to participants for the 2020 West Virginia State Business Plan Competition. He assisted West Virginia University students with their business proposal to repurpose electric vehicle batteries so they can serve as solar energy storage systems and establish a company, Parthian Battery Solutions (Parthian). Electric vehicle batteries must be replaced before a significant amount of their energy is used, which results in waste and expense for disposal. Parthian’s method prevents hundreds of pounds of battery material from being prematurely wasted in a landfill. Parthian provides a more environmentally and economically sustainable option for auto manufacturers to terminate their batteries, and provide low cost storage for solar panel installations. MVB has executed an agreement with the new business to install solar panels in MVB Bank locations in north central West Virginia.

Morgantown Industrial Park, Morgantown, West Virginia - This redevelopment of an EPA Superfund/Brownfield site in a severely distressed LIC has created over 200 quality industrial and small business jobs, and was financed with a $5.3MM county development bond purchased by MVB.

COVID-19 Response

At MVB, we think differently. We are leaning into the uncertainty of the COVID-19 environment and safely leveraging our core value of being adaptive so that when the world returns to its new normal, we will be positioned even stronger than when 2020 began. Team MVB put our purpose and core values into action at the forefront of everything we did.

How Is MVB Being Adaptive and Thriving in the COVID-19 Environment?

•Our highest priority remains the health and safety of each MVB Team Member. Thanks to our forward-thinking IT Team, we were prepared for our Team to work remotely when this crisis struck. Today, about 85% of MVB Team Members are working efficiently from home.

•For our Team Members still working in our offices, we have provided lunch each day from local restaurants. Every single Team Member has been mailed special gifts and encouraging notes to their homes. These actions showed gratitude for our Teammates and also helped support our local, small businesses.

•We have maintained critical access to banking services for our clients. Our banking center lobbies remain open by appointment. We continue to serve our clients through our drive-thrus, ATMs, interactive teller machines (ITMs), Digital Banking, our MVB Mobile App and Telephone Banking.

•MVB was one of the first in its region to add ITMs in both its drive-thru and banking center lobbies. The state-of-the-art technology increases client accessibility with extended hours of operations and offers enhanced security. During the pandemic, ITMs allow clients safe access to speak live to MVB Team Members to conduct transactions.
MVB Financial Corp. 2021 Proxy Statement

•Our Team Members reached out to 100% of our Commercial clients, not only to check on their well-being and their families, but also to ask how we could help with their businesses, employees, and customers. We did the same with a number of our CoRe Banking clients.

•While MVB currently supports hundreds of thousands of dollars in contributions and sponsorships for our communities, additional support has been allocated to try to help our neighbors in this unprecedented time.

•In the first week of April 2020, we implemented an interest payment deferment program for our consumer and commercial clients being impacted by COVID-19, educated our front line Team on how to handle inquiries, and we made a request form available on our website.

•Due to COVID-19, most companies canceled their internship programs in 2020, however MVB maintained its program and hired seven interns over the summer of 2020.

•We completed $89.76 million in PPP loans to help small businesses keep their employees. Our Commercial Team has gone above and beyond to help our clients apply for loans through the Payment Protection Program. They have exemplified commitment and adaptability by working day and night to ensure our clients’ applications were submitted. We continue to work with all CoRe Banking clients to assist and to protect asset quality as best we can.

PAYCHECK PROTECTION PROGRAM

How MVB Is Helping Small Businesses

PPP LOANS < $150,000

73%
of total number of PPP loans are < $150,000

18%
of total loans by dollar amount are < $150,000

332 loans

$16.23 million
in lending

PPP Loans Overall

- 455 total PPP loans
- $197,279 average loan size
- $89.76 million in total lending

Jobs supported

WV jobs	7,770
VA jobs	21,111
All other states and DC	1,184
Total jobs	30,130

www.mvbbanking.com

Human Capital

Culture

Through a strategic Culture Initiative, culture has become MVB’s “secret sauce” and part of the corporate DNA, mindset and behavior of Team MVB.

Refreshing and relaunching MVB’s Purpose, Core Values and Behaviors, including input across the Company at all levels, was one of the first steps of the initiative. At MVB, our Purpose is to be “Trusted Partners on the Financial Frontier, Committed to Your Success.” Our Core Values are Trust, Commitment, RLC (Respect, Love, Caring), Teamwork and being Adaptive.

“The Executive Leadership Team spent a couple of days thinking deeply about who we are and where we are heading as an organization, and we developed the Company’s new Purpose statement and Core Values,” said Brad Greathouse, EVP, Chief People & Culture Officer. “These were rolled out to the Team. We solicited feedback across the Company, then we actually baked in thoughts on Behaviors that demonstrate what it means to live each of our Values.”

Another major milestone for the Culture Initiative was the introduction of “Thought Patterns for High Performance,” a personal and professional growth program launched throughout MVB in partnership with The Pacific Institute (TPI). The program focuses on the science behind how the brain functions, identifies professional/personal goals and helps remove barriers that may prevent success. The course wraps up with sessions on writing affirmations and planning for success.

An initial group of Leaders completed the training, and 14 Team Members were chosen to train as facilitators to roll the training out across the Company. After successful sessions led by MVB’s facilitators, roughly 85% of MVB Team Members had completed the program and were beginning to implement their new and improved thought patterns into their careers and personal lives. Today, every new hire completes “Thought Patterns for High Performance,” our flagship culture training.

As part of MVB’s engagement with TPI, we launched a Culture BluePrint™ Survey in 2018. The results of that first survey helped MVB set a baseline for areas of improvement. Since then, Team MVB worked diligently to further enhance what was already a solid culture. To measure progress made since the first survey, the Company completed the 2020 Culture BluePrint™ Survey in November 2020. The purpose of this survey is to obtain a clear picture of our current shared beliefs within our organization, how that compares to two years ago and how culture impacts the way we operate.
COVID-19 Response

The time and effort that MVB has invested in its Culture Initiative provided a solid foundation to face the unprecedented challenges presented by the COVID-19 pandemic. This effort has ensured that Team Members remain mentally focused and highly productive, even in a difficult environment.

MVB has thrived since March 11, 2020, when more than 85% of our Team Members across 25 states and two countries migrated to working remotely. Our Information Technology Team worked diligently to position MVB so that it could seamlessly support a remote workforce. As we continued to expand our footprint, acquiring new organizations across the United States, the IT Team implemented technologies to support this growth.
Exercising our Core Values, the Senior Leadership Team made keeping our Team Members safe their top priority. Prior to the shift to remote status, a Pandemic Response Team was assembled and continues to meet daily to monitor Team Member Travel and Illness Concerns/Reports as well as the ever-changing COVID-19 landscape. The Team has also generated procedures for Team Members, vendors, visitors and clients and has provided signage and materials to our MVB locations (i.e., washable masks, disposable masks, hand sanitizer, hand sanitizer stations, disinfectant, thermometers, glass shields). The Team enhanced the cleaning standards and frequency at all MVB locations to ensure optimal safety for those Team Members who continue working on site.
MVB Financial Corp. 2021 Proxy Statement

Team MVB experienced no layoffs or salary reductions related to the pandemic; the organization has increased headcount over the past year. Leadership continues to adapt with the changing environment and show flexibility for Team Members who manage virtual school for their children or need other accommodations.

Other existing programs such as the Team Member Emergency Fund and the Vacation Donation Program are available to assist Team Members with significant personal issues.

Team Member Development

MVB remains committed to education and development for its Team Members. The remote work environment created additional opportunity for virtual/online learning in 2020. In 2020, Team Members were assigned to 20 unique Position Specific Curricula designed to support ongoing compliance requirements and development within positions. Team Members also experience On the Job Training as well as other company organized opportunities.

MVB has a 40-hour annual education requirement for each Team Member as part of the annual performance evaluation process. This also includes additional courses/content Team Members experience outside of the Learning Management System.

Following is detail regarding 2020 Team Member education opportunities:

New Team Member Orientation & Culture Training: MVB offers a robust three day (in person) to four day (virtual) New Team Member Orientation Program. During the event, New Team Members hear from our President & CEO, Larry Mazza, as well as other members of our Executive Leadership Team. In addition, other Department Leaders from across the organization also provide presentations and information to New Team Members.

Distance Learning Program: MVB developed a robust Distance Learning Program in 2020 which continues today:
a.Thought Patterns for High Performance
b.The Power of One + Values 360 Assessment
c.Recruiting Rock Starts Vol. 1
d.Recruiting Rock Starts Vol. 2
e.MVB Lunch & Learn Series
f.MVB Book Club Series
g.Dennis Snow: Leading a Culture of Service Excellence
h.Dennis Snow: Delivering a World-Class Client Experience
i.Dennis Snow: Lessons from the Mouse
j.Dale Carnegie: Leadership Excellence
k.Dale Carnegie: High Potential Leaders
l.Dale Carnegie: Engaged Employee
m.Dale Carnegie: Attitudes for Service

Emerging Leaders Program: The Emerging Leaders Program is a 12-month, immersive leadership experience, engineered to develop and enhance overall leadership skills. The program focuses on personal as well as professional development and will challenge participants in live and virtual program events scheduled throughout the 12-month period. Each class features a series of keynote speakers that will teach on such topics as: time management, delegation, giving and receiving feedback, emotional intelligence, coaching, communication, conflict management and resolution and decision-makings skills and more. Participants also read a series of hand selected books throughout the 12-month program to accelerate their development plan. Fifteen Team Members were selected for the current Emerging Leaders Program.

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Education Experience & Tuition Reimbursement: MVB also offers Team Members the Education Experience and Tuition Reimbursement Programs. In 2020, 39 Team Members participated in the Education Experience while four Team Members were approved for the Tuition Reimbursement Program. The Education Assistance Program provides support to Team Members who would like to acquire training outside of MVB in support of their position and/or annual certification requirements. Tracking these requests allows MVB to have visibility into the interest of Team Members. The Tuition Reimbursement Program provides support to Team Members who wish to further their education with accredited institutions.

Communication, Recognition and Engagement

Transparent communication is a vital part of a healthy corporate culture. Over the past year, MVB enhanced its internal communication structure to include different opportunities for Team MVB to interact with CEO Larry Mazza and the Executive Leadership Team.

All Hands Town Hall Meetings: During these monthly meetings, CEO Larry Mazza and members of the Executive Leadership Team present informational topics in sessions open to all Team Members. Because of the pandemic, these sessions were virtual in 2020, and MVB experimented with different formats to optimize attendance and engagement.

Ask Mazza: With Ask Mazza, Team Members representing each of MVB’s locations ask questions directly of CEO Larry Mazza and members of the Executive Leadership Team. These meetings moved to a virtual format using video through Microsoft Teams. Those selected to attend gather questions from those in their location and attend the 1.5-to-2-hour meeting, taking turns asking Mr. Mazza and Team questions until all are answered.

As an outgrowth of the Culture Initiative, MVB reinforced avenues for Team Member recognition. The Rock Stars of the Month Award is reserved for MVB Team Members who go above and beyond to emulate our Values and Behaviors. Rock Stars are nominated by their managers and/or peers each month. Those selected as a Rock Star of the Month are awarded a framed record album and gold record.
MVB Financial Corp. 2021 Proxy Statement

Proposals

This section sets out each item of business for the Annual Meeting and the Board’s voting recommendations.

Proposal No. 1 - Election of Directors

The Board has nominated directors Alvarez, Ebert, and Nelson to be elected to serve on our Board for a three-year term and until their successors are duly elected and qualified at the 2024 annual meeting of shareholders; has nominated director Becker to be elected to serve on our Board for a two-year term and until his successor is duly elected and qualified at the 2023 annual meeting of shareholders; and has nominated director Sainsbury to be elected to serve on our Board for a one-year term and until her successor is duly elected and qualified at the 2022 annual meeting of shareholders.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the six nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s six nominees.

The term of any incumbent director who does not receive the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute a quorum, and has not earlier resigned, will end on the date that is the earlier of (a) 90 days after the date on which the voting results for the Annual Meeting are determined by the inspector of election, or (b) the date on which the Board selects a person to fill the office held by that director in accordance with MVB’s bylaws.

Each of the directors nominated by the Board has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

There are no family relationships among MVB’s executive officers and directors.

For more information on the director nominees, please see the biographies of the director nominees beginning on page 21.

The Board of Directors unanimously recommends that you vote “FOR ALL” the nominees to be elected to the Board of Directors for the expiring terms indicated.

Proposal No. 2 - Non-Binding Advisory Vote on Executive Compensation

MVB is providing shareholders with a non-binding advisory vote on compensation programs for our NEOs listed in the table entitled “Summary Compensation Table” (sometimes referred to as “Say on Pay”). This vote is required under Section 14A of the Exchange Act (15 U.S.C. 78n-1), and such vote is currently held every year. Accordingly, you may vote on the following resolution at the 2021 Annual Meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the accompanying compensation tables, and the related narrative disclosure in this proxy statement.”

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This vote is advisory in nature and therefore, is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

The management of MVB and Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs as disclosed in the CD&A, the accompanying compensation tables and the related narrative disclosure.

The proxy will be voted “FOR” the approval of executive compensation, unless otherwise directed.

Proposal No. 3 - Ratification of Independent Registered Accounting Firm

The firm of Dixon Hughes Goodman LLP examined and audited the financial statements of MVB for 2020 and 2019.

The following fees were billed by Dixon Hughes Goodman LLP as indicated:

	2020	2019
Audit fees [1]	$323,541	$375,000
Audit-related fees [2]	31,700	16,622
Tax fees [3]	172,689	27,220
All other fees [4]	750	36,195
Total fees	$528,680	$455,037

1 “Audit Fees” are fees billed by Dixon Hughes Goodman LLP for professional services rendered for the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports, and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

2 “Audit-Related Fees” are fees billed by Dixon Hughes Goodman LLP for assurance and related professional services that are reasonably related to the performance of the audit or review of Company financial statements and are not reported under “Audit Fees.”

3 “Tax Fees” are fees billed by Dixon Hughes Goodman LLP for professional services rendered in connection with tax compliance, tax advice and tax planning.

4 “All Other Fees” are fees billed by Dixon Hughes Goodman LLP for services provided in relation to the filing of registration statements with the SEC, reviewing executive compensation matters, and any other products and services provided by Dixon Hughes Goodman LLP, other than those services described above.

The Audit Committee has considered whether Dixon Hughes Goodman LLP has maintained its independence during the fiscal year ended 2020. The Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services to be provided to MVB by the independent accountants, except for cumulative expenditures not to exceed $5,000. Further, the pre-approval policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws. The Audit Committee did not waive the pre-approval requirement of any other services during 2020 or 2019.

MVB Financial Corp. 2021 Proxy Statement

The Audit Committee proposes that Dixon Hughes Goodman LLP will examine and audit the financial statements of MVB for 2021. The proxies will vote your proxy “FOR” ratification of the selection of Dixon Hughes Goodman LLP, unless otherwise directed. Representatives of Dixon Hughes Goodman LLP are expected to attend the Annual Meeting via webcast, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Dixon Hughes Goodman LLP to serve as independent registered accounting firm for the fiscal year ending 2021.

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Other Information

This section includes the Audit Committee Report, information about stock ownership, and other general information.

Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2020 with MVB’s management and Dixon Hughes Goodman LLP. The Audit Committee has also discussed with Dixon Hughes Goodman LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from Dixon Hughes Goodman LLP required by applicable requirements of the PCAOB regarding Dixon Hughes Goodman LLP’s communications with the Audit Committee concerning independence, and has discussed with Dixon Hughes Goodman LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in MVB’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Members of the Audit Committee,
Cheryl D. Spielman (chair), John W. Ebert, Gary A. LeDonne, and J. Christopher Pallotta

Security Ownership of Certain Beneficial Owners, Management, and Directors

The table below sets forth information with respect to those persons (other than the officers/directors listed below) known to the Company to have owned beneficially 5% or more of the outstanding shares of common stock as of March 1, 2021. The information as to beneficial ownership is based upon statements filed by such persons with the SEC under Section 13(d) or 13(g) of the Exchange Act.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Class
EJF Capital LLC[1] 2107 Wilson Boulevard, Suite 410 Arlington, VA 22201	879,579	7.63%

1 Based on 11,530,506 shares of common stock, par value $1.00 per share (“Common Stock”) outstanding as of March 1, 2021.

MVB Financial Corp. 2021 Proxy Statement

As of March 1, 2021, ownership by directors, nominees and NEOs of MVB was:

Name of Beneficial Owner	Amount of Common Stock Beneficially Owned [1,2]	Percent of Class [3,4]
David B. Alvarez	310,002	2.69%
W. Marston Becker	36,049	—
John W. Ebert	89,148	—
Daniel W. Holt	12,393	—
Gary A. LeDonne	52,954	—
Larry F. Mazza [5]	750,414	6.39%
Dr. Kelly R. Nelson	76,862	—
J. Christopher Pallotta	147,827	1.28%
Anna J. Sainsbury	—	—
Cheryl D. Spielman	10,513	—
Donald T. Robinson	219,771	1.87%
John T. Schirripa	141,422	1.21%
Craig B. Greathouse	19,821	—
John C. Marion	—	—
All Directors and NEOs as a group	1,867,176	15.43%

1 Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes shares held by adults and immediate family living in the same household and any related entity in which a 10% or greater ownership percentage is maintained.

2 Includes common shares outstanding and 2,000 stock option shares that became exercisable February 1, 2015; 1,000 stock option shares that became exercisable January 21, 2016; and 1,000 stock option shares that became exercisable February 3, 2017 for Directors Alvarez, Ebert, Nelson and Pallotta; 800 stock option shares that became exercisable March 21, 2018 for Directors Alvarez, Ebert, LeDonne, Nelson and Pallotta, and 600 stock option shares that became exercisable February 21, 2019 for Directors Alvarez, Ebert, Holt, LeDonne, Nelson and Pallotta. Also includes 216,666, 203,002, 111,000, and 13,492 shares which may be acquired by Messers. Mazza, Robinson, Schirripa, and Greathouse, respectively within 60 days through the exercise of options. This total does not include options that have been granted but not exercisable within 60 days.

3 Based on 11,530,506 common shares outstanding as of March 1, 2021.

4 (-) indicates percentage ownership <1%.

5 Includes 339,566 common shares that were, as of March 1, 2021, pledged as security for loan proceeds advanced by a third party lender to facilitate Mr. Mazza’s purchase of Company stock options.
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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires MVB’s directors and executive officers, and persons who own more than ten percent of a registered class of MVB equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, directors, and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the fiscal year ended 2020, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with, except for a Form 3 filed on July 31, 2020 for John C. Marion in which a holding was inadvertently omitted and was subsequently corrected by a Form 3/A filing on March 18, 2021.

General Information

2021 Annual Meeting of Shareholders

via Live Webcast            May 18, 2021
9:00 a.m. ET

The Record Date for the Annual Meeting is March 24 ,2021. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting.

You are invited to vote on the proposals described in this Proxy Statement because you were an MVB shareholder on the Record Date, March 24, 2021.

MVB is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

Attending the Annual Meeting

We are pleased to welcome shareholders to our live webcast for the 2021 Annual Meeting. Only shareholders as of the Record Date who have a valid control number will be permitted to vote at the meeting.

Your proxy materials will include a unique control number to be used at www.investorvote.com/MVBF to vote your shares and register to attend the meeting. If you have any questions about www.investorvote.com/MVBF or your control number, please contact the bank, broker, or other organization that holds your shares. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

Even if you receive a valid confirmation of registration and plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described beginning on page 5 to ensure that your vote will be represented at the Annual Meeting.

Proxy Materials

These materials were first sent or made available to shareholders on April 5, 2021, and include:

•The Notice of 2021 Annual Meeting of Shareholders

•This Proxy Statement for the Annual Meeting

If you requested printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual Meeting.
MVB Financial Corp. 2021 Proxy Statement

Proxy Materials are Available on the Internet

MVB uses the internet as the primary means of furnishing proxy materials to shareholders. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders with instructions on how to access the proxy materials online or request a printed copy of the materials.

Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce MVB’s printing and mailing costs.

MVB’s proxy materials are also available at ir.mvbbanking.com.

Annual Report

MVB’s Annual Report to Shareholders for fiscal year 2020 is being made available electronically at www.edocumentview.com/MVBF to shareholders as of the record date. The Annual Report to Shareholders does not constitute a part of this proxy statement or the proxy solicitation material.

Upon written request by any shareholder to Lisa J. McCormick, Corporate Secretary, MVB Financial Corp., 301 Virginia Avenue, Fairmont, West Virginia 26554, a copy of MVB's 2020 Annual Report on Form 10-K will be provided without charge. You may also find a copy of MVB’s Form 10-K on the SEC’s website: http://www.sec.gov and MVB’s 2021 Annual Meeting website: www.edocumentview.com/MVBF.

Quorum for the Annual Meeting

Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if:

•You are entitled to vote and you are present in person at the Annual Meeting; or

•You have properly voted by proxy online, by phone, or by submitting a proxy card or voting instruction form by mail.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

Inspector of Election

A representative of Computershare will serve as the inspector of election.

MVB’s Fiscal Year

MVB’s fiscal year is the 52- or 53-week period that ends on the last day of December. MVB’s 2020 fiscal year ended on December 31, 2020. Information presented in this Proxy Statement is based on MVB’s fiscal calendar.

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Voting

Each share of MVB’s common stock has one vote on each matter. Only “shareholders of record” as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 11,590,045 shares of MVB’s common stock outstanding, held by 912 shareholders of record. In addition to shareholders of record of MVB’s common stock, “beneficial owners of shares held in street name” as of the Record Date can vote using the methods described below.

Shareholders of Record
If your shares are registered directly in your name with MVB’s transfer agent, Computershare., you are the shareholder of record with respect to those shares.

Beneficial Owners of Shares Held in Street Name
If your shares are held in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name.

Voting Procedures

There are four ways to vote:

•Online. You may vote by proxy by visiting www.investorvote.com/MVBF and entering the control number found in your Notice of Internet Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

•Phone. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

•During the Meeting. Shares held in your name as the shareholder of record on the record date may be voted during the virtual meeting by following the instructions posted at www.edocumentview.com/MVBF. Shares for which you are the beneficial owner but not the shareholder of record may be voted during the virtual meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Virtual Annual Meeting via webcast, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend. The vote you cast virtually will supersede any previous votes that you may have submitted, whether by Internet, telephone, or mail.

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Even if you receive a valid confirmation of registration and plan on attending the Annual Meeting in person, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.

Changing your Vote

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.

MVB Financial Corp. 2021 Proxy Statement

•Online. You may change your vote using the online voting method described above, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.

•Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.

•Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted.
Uninstructed Shares

Shareholders of Record
If you are a shareholder of record and you:

•Indicate when voting online or by phone that you wish to vote as recommended by the Board; or

•Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders, Lisa McCormick, Marcie Lipscomb and/or Bruce Vest, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name
If you are a beneficial owner of shares held in street name and do not provide the broker that holds your shares with specific voting instructions, then such broker may generally vote your shares in their discretion on “routine” matters, but cannot vote on “non-routine” matters.

Routine and Non-Routine Proposals

The following proposal is considered a routine matter:

•The ratification of the appointment of Dixon Hughes Goodman as MVB’s independent registered public accounting firm for 2020 (Proposal No. 3).
A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 3.

The following proposals are considered non-routine matters:

•Election of directors (Proposal No. 1); and

•Advisory vote to approve executive compensation (Proposal No. 2).

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposal No. 1 and Proposal No. 2.

Vote Required to Approve a Proposal

With respect to the election of directors (Proposal No. 1), MVB’s bylaws provide that, in an uncontested election of directors, the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting; and (ii) a majority of the shares required to constitute a quorum is
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required to elect a director. An “uncontested election of directors” means an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by the shareholders at that election.

Approval of Proposals No. 2 and No. 3 requires, in each case, the affirmative vote of both (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting; and (ii) a majority of the shares required to constitute a quorum.

Broker Non-Votes and Abstentions

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting.

In addition, for each proposal, the affirmative vote equal to a majority of the shares necessary to constitute a quorum is also required for approval. Therefore, broker non-votes and abstentions could prevent the election of a director or the approval of a proposal because they do not count as affirmative votes.

Confidentiality of Votes

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. MVB will not disclose the proxy instructions or ballots of individual shareholders, except:

•To allow for the tabulation and certification of votes;

•To facilitate a successful proxy solicitation;

•To assert claims for MVB;

•To defend claims against MVB; and

•As necessary to meet applicable legal requirements.

If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to MVB’s management and the Board to review your comments.

Tabulation and Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. MVB will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Voting of Proxies

If any of the nominees for election as directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Directors of MVB unless the Board of Directors adopts a resolution pursuant to the Bylaws reducing the number of directors.

The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in
MVB Financial Corp. 2021 Proxy Statement

accordance with their judgment on such matters.

Legal Actions

From time to time in the ordinary course of business, the Company and its subsidiaries are subject to claims, asserted or unasserted, or named as a party to lawsuits or investigations. Litigation, in general, and intellectual property and securities litigation, in particular, can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings cannot be predicted with any certainty and in the case of more complex legal proceedings, the results are difficult to predict at all. The Company is not aware of any asserted or unasserted legal proceedings or claims that the Company believes would have a material adverse effect on the Company’s financial condition or results of the Company’s operations.

Matters for Consideration at the 2022 Annual Meeting of Shareholders for Inclusion in the Proxy Materials

For a shareholder proposal to be considered by us for inclusion in our proxy statement and form of proxy relating to the 2022 Annual Meeting of Stockholders, the proposal must be received at the Company’s principal executive offices by December 6, 2021, as prescribed by rules under the Exchange Act.

Matters for Consideration at the 2022 Annual Meeting of Shareholders, but not Included in the Proxy Materials

With respect to shareholder proposals not wishing to be included in our proxy statement and form of proxy, but rather to be brought as business at the Annual Meeting of Stockholders, our Bylaws prescribe certain advance notice procedures independent of the notice requirement and deadline described above. Our Bylaws state that, to be timely, notice and certain related information must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. However, in the event that the date of the Annual Meeting is more than 30 days before or more than 70 days after the anniversary date, the notice must be delivered not earlier than 120 days prior to the annual meeting and not later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

MVB Financial Corp.
301 Virginia Avenue
Fairmont, WV 26554
Phone: (304) 363-4800

Dated: April 5, 2021

www.mvbbanking.com